The information in this preliminary prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell these securities or a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-167292

SUBJECT TO COMPLETION, DATED FEBRUARY 29, 2012

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated August 11, 2010)

3,000,000 Shares

GREEN PLAINS RENEWABLE ENERGY, INC.

Common Stock

The selling shareholder named in this prospectus supplement under the caption “Selling Shareholder” is offering 3,000,000 shares of our common stock in this offering. The selling shareholder will pay all underwriting discounts and selling commissions applicable to the sale of the shares pursuant to this offering. We will not receive any of the proceeds from sales of any of the shares subject to this offering.

Our common stock is quoted on The NASDAQ Global Select Market under the symbol “GPRE.” On February 28, 2012, the last reported sale price of our common stock on The NASDAQ Global Select Market was $11.76 per share.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-8 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

The underwriter has agreed to purchase the common stock from the selling shareholder at a price of $         per share which will result in $         of proceeds to the selling shareholder. The selling shareholder has granted the underwriter a 30-day option to purchase up to an additional 450,000 shares of our common stock at a price of $         per share to cover any over-allotments which, if exercised in full, will result in an additional $         of proceeds to the selling shareholder.

The underwriter may offer our common stock in transactions on the NASDAQ Global Select Market, in the over-the-counter market or through negotiated transactions at market prices or negotiated prices.

We have entered into an agreement with the selling shareholder pursuant to which we are obligated to purchase 3,700,000 shares of common stock from the selling shareholder at the same price that the underwriter is purchasing shares in this offering subject to a maximum repurchase price. Our obligation to purchase these shares is contingent upon the consummation of this offering, and will result in additional proceeds of $         to the selling shareholder.

Delivery of the shares of common stock is expected to be made on or about March     , 2012.

Sole Bookrunning Manager

Jefferies

Prospectus Supplement dated February     , 2012.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless the context otherwise requires, all references in this prospectus supplement to “we,” “us” or “our” refer to Green Plains Renewable Energy, Inc. and its subsidiaries.

This prospectus supplement is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, the selling shareholder named in this prospectus supplement under the caption “Selling Shareholder” is offering to sell our common stock using this prospectus supplement and the accompanying prospectus. In this prospectus supplement, we provide you with specific information about the securities that the selling shareholder is selling in this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, our securities being offered and other information you should know before investing. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus as well as additional information described in the section entitled “Incorporation of Certain Documents by Reference” in this prospectus supplement and the accompanying prospectus before investing in our securities.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus authorized by us. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated by reference, the information in this prospectus supplement will control. We have not, the selling shareholder has not, and the underwriter has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, the selling shareholder is not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information in this prospectus supplement and the accompanying prospectus is accurate only as of the date it is presented. Our business, financial condition, results of operations and prospects may have changed since these dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

Market data and industry statistics used throughout this prospectus supplement, the accompanying prospectus and the documents incorporated by reference are based on independent industry publications and other publicly available information. We do not guarantee, and we have not independently verified, this information. Accordingly, investors should not place undue reliance on this information.

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus supplement contains such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus supplement, and they may also be made a part of this prospectus supplement by reference to other documents filed with the SEC, which is known as “incorporation by reference.”

This prospectus supplement contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Forward-looking statements generally do not relate strictly to historical or current facts, but rather to plans and objectives for future operations based upon management’s reasonable estimates of future results or trends, and include statements preceded by, followed by, or that include words such as “anticipates,” “believes,” “continue,” “estimates,” “expects,” “intends,” “outlook,” “plans,” “predicts,” “may,” “could,” “should,” “will,” and words and phrases of similar impact, and include, but are not limited to, statements regarding future operating or financial performance, business strategy, business environment, key trends, and benefits of actual or planned acquisitions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although we believe that our expectations regarding future events are based on reasonable assumptions, any or all forward-looking statements in this prospectus supplement may turn out to be incorrect. They may be based on inaccurate assumptions or may not account for known or unknown risks and uncertainties. Consequently, no forward-looking statement is guaranteed, and actual future results may vary materially from the results expressed or implied in our forward-looking statements. The cautionary statements in this prospectus supplement expressly qualify all of our forward-looking statements. In addition, we are not obligated, and do not intend, to update any of our forward-looking statements at any time unless an update is required by applicable securities laws. Factors that could cause actual results to differ from those expressed or implied in the forward-looking statements include, but are not limited to, those discussed in the section entitled “Risk Factors” in this prospectus supplement or in any document incorporated by reference. Specifically, we may experience significant fluctuations in future operating results due to a number of economic conditions, including, but not limited to, competition in the ethanol and other industries in which we compete, commodity market risks, financial market risks, counter-party risks, risks associated with changes to federal policy or regulation, and other risk factors detailed in our reports filed with the SEC. Actual results may differ from projected results due, but not limited, to unforeseen developments.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus supplement or in any document incorporated by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus supplement or the date of the document incorporated by reference in this prospectus supplement. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus supplement and in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all the information that you should consider before deciding to invest in our common stock. After you read this summary, you should read and consider carefully the more detailed information and financial statements and related notes that we include in or incorporate by reference into this prospectus supplement and the accompanying prospectus, especially the risks discussed in the section entitled “Risk Factors” in this prospectus supplement. If you invest in our securities, you are assuming a high degree of risk.

Our Business

We are a leading, vertically-integrated producer, marketer and distributer of ethanol. We focus on generating stable operating margins through our diversified business segments and our risk management strategy. We believe that owning and operating assets throughout the ethanol value chain enables us to mitigate the effects of changes in commodity prices on our profitability and differentiates us from companies focused only on ethanol production. We have grown rapidly, primarily through acquisitions. Today, we have operations throughout the ethanol value chain, beginning upstream with our agronomy and grain handling operations, continuing through our approximately 740 million gallons per year, or mmgy, of ethanol production capacity and our corn oil production, and ending downstream with our ethanol marketing, distribution and blending facilities.

Our disciplined risk management strategy is designed to lock in operating margins by forward contracting the primary commodities involved in or derived from ethanol production: corn, natural gas, ethanol and distillers grains, along with the corn oil extracted prior to the production of distillers grains. We also seek to maintain an environment of continuous operational improvement to increase our efficiency and effectiveness as a low-cost producer of ethanol.

Our executive offices are located at 450 Regency Parkway, Suite 400, Omaha, Nebraska 68114, and our telephone number is (402) 884-8700. Our website is www.gpreinc.com. Information contained on our website is not incorporated by reference in, and should not be considered a part, of this prospectus supplement.

Our Operating Segments

Currently, we operate within the four segments outlined below:

•

Ethanol Production. We operate a total of nine ethanol plants in Indiana, Iowa, Michigan, Minnesota, Nebraska and Tennessee, with approximately 740 mmgy of total ethanol production capacity. At capacity, these plants collectively will consume approximately 265 million bushels of corn and produce approximately 2.1 million tons of distillers grains annually.

•

Corn Oil Production. We operate corn oil extraction systems at all nine of our ethanol plants, with the capacity to produce approximately 130 million pounds annually. The corn oil systems are designed to extract non-edible corn oil from the whole stillage process immediately prior to production of distillers grains. Industrial uses for corn oil include feedstock for biodiesel, livestock feed additives, rubber substitutes, rust preventatives, inks, textiles, soaps and insecticides.

•	Agribusiness. We operate three lines of business within our agribusiness segment: bulk grain, agronomy and petroleum. We believe our bulk grain business provides synergies with our ethanol production segment as it supplies a portion of the feedstock for our ethanol plants. In our bulk grain business, we have 15 grain elevators with approximately 39.1 million bushels of total storage capacity. We sell fertilizer and other agricultural inputs and provide application services to area producers through our agronomy business. Additionally, we sell petroleum products including diesel, soydiesel, blended gasoline and propane, primarily to agricultural producers and consumers.

•

Marketing and Distribution. Our in-house marketing business is responsible for the sales, marketing and distribution of all ethanol, distillers grains and corn oil produced at our nine ethanol plants. We also market and distribute ethanol for third-party ethanol producers. Production capacity of these third-party producers is approximately 260 mmgy. Additionally, we own and operate nine blending or terminaling facilities with approximately 625 mmgy of total throughput capacity in seven south central U.S. states.

Our Competitive Strengths

We believe we have created a platform that diversifies our revenues and income stream. Fundamentally, we focus on managing commodity price risks, improving operating efficiencies and controlling costs. We believe our competitive strengths include:

Disciplined Risk Management. We believe risk management is a core competency of ours. Our primary focus is to lock in favorable operating margins whenever possible. We do not speculate on general price movements by taking unhedged positions on commodities such as corn, ethanol or natural gas. Our comprehensive risk management platform allows us to monitor real-time commodity price risk exposure at each of our plants, and to respond quickly to lock in acceptable margins or to temporarily reduce production levels at our ethanol plants during periods of compressed margins. By using a variety of risk management tools and hedging strategies, including our internally-developed real-time operating margin management system, we believe we are able to maintain a disciplined approach to risk management.

Demonstrated Asset Acquisition and Integration Capabilities. We have demonstrated the ability to make strategic acquisitions that we believe create synergies within our vertically-integrated platform. We believe acquiring and developing complementary businesses enhances our ability to mitigate risks. Our balance sheet allows us to be selective in that process. Since our inception, we have acquired or developed nine ethanol plants in addition to upstream grain elevators and agronomy businesses and downstream blending and distribution businesses. We installed corn oil extraction technology at each of our ethanol plants to generate incremental returns from this value-added product. We believe these acquisitions and improvements have been successfully integrated into our business and have enhanced our overall returns.

Focus on Operational Excellence. All of our plants are staffed by experienced industry personnel. We focus on incremental operational improvements to enhance overall production efficiencies and we share operational knowledge across our plants. Using real-time production data and control systems, we continually monitor our plants in an effort to optimize performance. We believe our ability to improve operating efficiencies provides an operating cost advantage over most of our competitors. In turn, we believe we are well positioned to increase operating margins for any facilities that we may acquire in the future.

Leading Vertically-Integrated Ethanol Producer. We believe our operations throughout the ethanol value chain reduce our commodity and operating risks, and increase our pricing visibility and influence in key markets. Combined, we believe our agribusiness, ethanol production, corn oil production, and marketing and distribution segments provide efficiencies across the ethanol value chain, from grain procurement to blending fuel. Our agribusiness operations help to reduce our supply risk by providing grain handling and storage capabilities for approximately 39.1 million bushels. Assuming full production capacity at each of our plants and those of our third-party ethanol producers, we would market and distribute approximately one billion gallons of ethanol per year from twelve plants. Our corn oil systems are designed to extract non-edible corn oil that has multiple industrial uses. Our blending or terminaling facilities allow us to source, store, blend and distribute ethanol and biodiesel across multiple states.

Proven Management Team. Our senior management team averages over 20 years of commodity risk management and related industry experience. We have specific expertise across all aspects of the ethanol supply, production, and distribution chain—from agribusiness, to plant operations and management, to commodity markets and risk management, to ethanol marketing.

Our Growth Strategy

We intend to continue to focus on strengthening and diversifying our vertically-integrated platform by implementing the following growth strategies:

Expand Marketing and Distribution Activities. We plan to continue expanding our downstream access to customers and seeking opportunities to arbitrage markets with minimal risk allocation. We currently participate in ethanol transload and splash blending services and have begun to expand the capacity of these facilities through organic growth. The expansion of our capacity will encourage the distribution of blended fuel. We believe that further growth of our distribution efforts will enable us to continue to capitalize on our vertically-integrated platform.

Develop or Acquire Strategically-Located Grain Elevators. We intend to pursue opportunities to develop or acquire additional grain elevators within the agribusiness segment, specifically those located near our ethanol plants. We believe that owning additional grain elevators in close proximity to our ethanol plants enables us to strengthen relationships with local corn producers, allowing us to source corn more effectively and at a lower average cost. Since all of our plants are located within or near the corn belt where a number of competitors also have ethanol facilities, we believe that owning grain elevators provides us with a competitive advantage in the origination of corn.

Pursue Consolidation Opportunities within the Ethanol Industry. We continue to focus on the potential acquisition of additional ethanol plants. In the past several years, we have been approached with opportunities to acquire existing ethanol plants. We believe those plants were available for a number of reasons including financial distress of a particular facility, a lack of operational expertise or a desire by existing owners to exit their original investment. We take a disciplined approach in evaluating new opportunities by considering whether the plants fit within the design, engineering and geographic criteria we have developed. We acquired one additional ethanol plant during 2011 that met our criteria. We believe that our integrated platform, plant operations experience and disciplined risk management approach give us the ability to generate favorable returns from our acquisitions.

Improve Operational Efficiency. We seek to enhance profitability at each of our plants by increasing our production volumes through operational improvements. We continually research operational processes that may increase our efficiency by increasing yields, lowering our processing cost per gallon and increasing our production volumes. Additionally, we employ an extensive cost control system at each of our plants to continuously monitor our plants’ performance. We are able to use performance data from our plants to develop strategies for cost reduction and efficiency that can be applied across our platform.

Invest in Next Generation Biofuel Opportunities. We plan to continue our investment in the BioProcess Algae joint venture, which is focused on commercialization of advanced photo-bioreactor technologies for the growing and harvesting of algal biomass which can be used as high-quality, low-cost feedstocks for human nutrition, animal feed and biofuels. We believe this technology has specific applications with facilities that emit carbon dioxide, including ethanol plants. Algae are currently grown in BioProcess Algae’s Grower HarvesterTM reactors co-located with our Shenandoah, Iowa ethanol plant.

Recent Developments

The margin environment for ethanol production during the first quarter of 2012 has been unfavorable. We believe this is due to low ethanol prices as a result of excess inventories and relatively high corn prices due to strong world-wide demand. Excess inventories may have been the result of a combination of factors including peak industry production levels due to strong margins in the fourth quarter of 2011, lower demand for gasoline during winter months, and an acceleration of ethanol blending due to the expiration of the blender’s credit at year-end. In the first quarter of 2012, we have reduced production volumes at two of our ethanol plants by approximately 30%, or 5% of our total production capacity, in direct response to unfavorable operating margins. Although we believe we are adequately positioned to operate in periods of sustained margin compression, we expect the current margin environment will adversely impact our operating results at least through the first quarter of 2012 and, as a result, would also adversely impact our financial condition.

The Offering

Common stock offered by the selling shareholder:	3,000,000 shares

Over-allotment option granted by the selling shareholder:	450,000 shares

Common stock to be repurchased by us:	3,700,000 million shares. On February 28, 2012, we entered into an agreement with the selling shareholder pursuant to which we are obligated to purchase 3,700,000 shares of common stock from the selling shareholder, subject to certain conditions, including the sale of shares in this offering.

Common stock outstanding after this offering and our repurchase:	29,213,611 shares

Ownership of the selling shareholder after this offering:	Upon completion of this offering and our repurchase of shares from the selling shareholder, the selling shareholder will beneficially own 1,027,653 shares of our outstanding common stock (approximately 3.5% of our outstanding common stock), or 577,653 shares of our outstanding common stock if the underwriter’s over-allotment option is exercised in full.

Use of proceeds:	We will not receive any of the proceeds from this offering.

Dividend policy:	We do not intend to pay dividends on our common stock in the foreseeable future. See “Dividend Policy.”

Risk factors:	See “Risk Factors” and the other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein for a discussion of the factors you should consider carefully before deciding to invest in shares of our common stock.

NASDAQ Global Select Market symbol:	“GPRE”

Lock-ups:	Our directors and executive officers and certain of our shareholders, including the selling shareholder and Wilon Holdings, S.A., have agreed with the underwriter that, without the prior written consent of Jefferies & Company, Inc., subject to certain exceptions, neither we nor any of our directors or executive officers or certain of our shareholders will, for a period of 45 days following the date of this prospectus supplement, offer, sell or contract to sell any of our common stock.

The number of shares to be outstanding after this offering and our repurchase of shares from the selling shareholder is based on 32,913,611 shares outstanding on December 31, 2011 and excludes:

•	1,122,499 shares of common stock issuable upon the exercise of outstanding options at a weighted-average exercise price of $15.68 per share;

•	1,657,044 shares of common stock available for issuance under our 2009 Equity Incentive Plan;

•	137,674 shares of deferred stock units not yet issued;

•	6,280,530 shares of common stock issuable upon the conversion of $90 million in convertible notes at an exchange price of $14.33 per share; and

•	700,000 shares of common stock issuable upon exercise of warrants with an exercise price of $14.00 per share, which warrants were issued in connection with our acquisition of Global Ethanol.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the underwriter’s overallotment option.

Summary Selected Financial Data

The following selected financial data have been derived from our consolidated financial statements. The statement of operations data for the years ended December 31, 2011, 2010 and 2009, and the balance sheet data as of December 31, 2011, 2010 and 2009 are derived from and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements, including accompanying notes, that are incorporated by reference in this prospectus supplement from our Annual Report on Form 10-K for the year ended December 31, 2011. The financial information below is not necessarily indicative of results to be expected for any future period. Future results could differ materially from historical results due to many factors, including those discussed in the “Risk Factors” section of this prospectus supplement.

	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009
Statement of Operations Data: (in thousands, except per share information)
Revenues	$3,553,712	$2,133,922	$1,305,793
Cost of goods sold	3,381,480	1,981,396	1,221,745
Gross profit	172,232	152,526	84,048
Selling, general and administrative expenses	73,219	60,475	44,923
Operating income	99,013	92,051	39,125
Total other income (expense)	(37,114)	(26,000)	(18,880)
Net income	38,213	48,162	20,154
Net income attributable to Green Plains	38,418	48,012	19,790
Earnings per share attributable to Green Plains:
Basic	$1.09	$1.55	$0.79
Diluted	$1.01	$1.51	$0.79
Other Data:
EBITDA (unaudited and in thousands)(1)	$148,620	$129,550	$67,707

(1)	Management uses earnings before interest, income taxes, noncontrolling interests, depreciation and amortization, or EBITDA, to compare the financial performance of our business segments and to internally manage those segments. Management believes that EBITDA provides useful information to investors as a measure of comparison with peer and other companies. EBITDA should not be considered an alternative to, or more meaningful than, net income or cash flow as determined in accordance with generally accepted accounting principles. EBITDA calculations may vary from company to company. Accordingly, our computation of EBITDA may not be comparable with a similarly titled measure of another company. The following sets forth the reconciliation of net income to EBITDA for the periods indicated (in thousands):

	YEAR ENDED DECEMBER 31, 2011	YEAR ENDED DECEMBER 31, 2010	YEAR ENDED DECEMBER 31, 2009
Net income (loss) attributable to Green Plains	$38,418	$48,012	$19,790
Interest expense	36,645	26,144	18,827
Depreciation and amortization	50,076	37,355	28,635
Net income (loss) attributable to noncontrolling interests	(205)	150	364
Income taxes	23,686	17,889	91

EBITDA	$148,620	$129,550	$67,707

	AS OF DECEMBER 31,
	2011	2010	2009
Balance Sheet Data: (in thousands)
Cash and cash equivalents	$174,988	$233,205	$89,779
Current assets	576,420	606,686	252,446
Total assets	1,420,828	1,397,779	878,081
Current liabilities	360,965	342,503	174,332
Long-term debt	493,407	527,900	388,573
Total liabilities	915,471	900,137	567,373
Shareholders’ equity	505,357	497,642	310,708

RISK FACTORS

An investment in our common stock involves risks. You should carefully consider the specific risks described, below, and in our Annual Report on Form 10-K for the year ended December 31, 2011, and any risk factors and other information set forth in our other filings with the SEC pursuant to Sections 13 (a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), before making an investment decision. The risks and uncertainties described in those documents and others that we file with the SEC are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business. If any of these known or unknown risks or uncertainties actually occurs, our business and results of operations may be seriously harmed and you may lose all or part of your investment in our common stock. Please also refer to the section above entitled “Special Note Regarding Forward-Looking Statements.”

Risks relating to our business and industry

Our results of operations and ability to operate at a profit is largely dependent on managing the spread among the prices of corn, natural gas, ethanol and distillers grains, the prices of which are subject to significant volatility and uncertainty.

The results of our ethanol production business are highly impacted by commodity prices, including the spread between the cost of corn and natural gas that we must purchase, and the price of ethanol and distillers grains that we sell. Prices and supplies are subject to and determined by market forces over which we have no control, such as weather, domestic and global demand, shortages, export prices, and various governmental policies in the United States and around the world. As a result of price volatility for these commodities, our operating results may fluctuate substantially. Increases in corn or natural gas prices or decreases in ethanol or distillers grains prices may make it unprofitable to operate our plants. No assurance can be given that we will be able to purchase corn and natural gas at, or near, current prices and that we will be able to sell ethanol or distillers grains at, or near, current prices. Consequently, our results of operations and financial position may be adversely affected by increases in the price of corn or natural gas or decreases in the price of ethanol or distillers grains.

We continuously monitor the profitability of our ethanol plants with a variety of risk management tools, including our internally-developed real-time operating margin management system. In recent years, the spread between ethanol and corn prices has fluctuated widely and narrowed significantly. Fluctuations have occurred historically and are likely to continue to occur. For example, in response to relatively strong margins in the fourth quarter of 2011, the ethanol industry increased production and ended the year with excess inventories, which is adversely affecting the margin environment in the beginning of 2012. Excess inventories at year end may have been the result of a combination of factors including lower demand for gasoline during winter months, and an acceleration of ethanol blending due to the expiration of the blender’s credit. Year-end inventory levels have resulted in greater price discounts for ethanol relative to wholesale gasoline, which has adversely affected production margins. We expect that the decreasing margin resulting from these lower ethanol prices could significantly adversely impact our operating results at least through the first quarter of 2012. Moreover, a sustained narrow spread or any further reduction in the spread between ethanol and corn prices, whether as a result of sustained high or increased corn prices or sustained low or decreased ethanol prices, would further adversely affect our results of operations and financial position.

There may be periods of time that, due to the variability of commodity prices and compressed margins identified by our risk management system, we make a decision to reduce or cease ethanol production operations at certain of our ethanol plants. In the first quarter of 2012, we have reduced production volumes at two of our ethanol plants by approximately 30%, or about 5% of our total production, in direct response to unfavorable operating margins. Additional decreases in production volumes would further adversely impact our overall profitability.

Our risk management strategies, including hedging transactions, may be ineffective and may expose us to decreased liquidity.

In an attempt to partially offset the effects of volatility of ethanol, distillers grains, corn oil, corn and natural gas prices, we enter into forward contracts to sell a portion of our respective ethanol, distillers grains and corn oil production or to purchase a portion of our respective corn or natural gas requirements. To a much lesser extent, we also engage in other hedging transactions involving exchange-traded futures contracts for corn, natural gas, ethanol and unleaded gasoline from time to time. The financial statement impact of these activities is dependent upon, among other things, the prices involved and our ability to physically receive or deliver the commodities involved. Hedging arrangements also expose us to the risk of financial loss in situations where the counterparty to the hedging contract defaults on its contract or, in the case of exchange-traded contracts, where there is a change in the expected differential between the price of the commodity underlying the hedging agreement and the actual prices paid or received by us for the physical commodity bought or sold. Hedging activities can themselves result in losses when a position is purchased in a declining market or a position is sold in a rising market. A hedge position is often settled in the same time frame as the physical commodity is either expensed as a cost of goods sold (corn and natural gas) or sold (ethanol, distillers grains and corn oil). Hedging losses may be offset by a decreased cash price for corn and natural gas and an increased cash price for ethanol, distillers grains and corn oil. We also vary the amount of hedging or other risk mitigation strategies we undertake, and we may choose not to engage in hedging transactions at all. We cannot assure you that our risk management and hedging activities will be effective in offsetting the effects of volatility. If we fail to offset such volatility, our results of operations and financial position may be adversely affected.

We also attempt to reduce the market risk associated with fluctuations in commodity prices through the use of derivative financial instruments. Sudden changes in commodity prices may require cash deposits with brokers, or margin calls. Depending on our open derivative positions, we may require additional liquidity with little advance notice to meet margin calls. As part of our risk management strategy, we have routinely had to, and in the future will likely be required to, cover margin calls. While we continuously monitor our exposure to margin calls, we cannot guarantee you that we will be able to maintain adequate liquidity to cover margin calls in the future.

Price volatility of each commodity that we buy and sell could each adversely affect our results of operations and our ability to operate at a profit.

Corn. Because ethanol competes with non-corn derived fuels, we generally are unable to pass along increases in corn costs to our customers. At certain levels, corn prices may make ethanol uneconomical to produce. There is significant price pressure on local corn markets caused by nearby ethanol plants, livestock industries and other corn consuming enterprises. Additionally, local corn supplies and prices could be adversely affected by rising prices for alternative crops, increasing input costs, changes in government policies, shifts in global markets, or damaging growing conditions such as plant disease or adverse weather.

Natural Gas. The prices for and availability of natural gas are subject to volatile market conditions. These market conditions often are affected by factors beyond our control, such as weather conditions, overall economic conditions, and foreign and domestic governmental regulation and relations. Significant disruptions in the supply of natural gas could impair our ability to manufacture ethanol for our customers. Furthermore, increases in natural gas prices or changes in our natural gas costs relative to natural gas costs paid by competitors may adversely affect our results of operations and financial position.

Ethanol. Our revenues are dependent on market prices for ethanol. These market prices can be volatile as a result of a number of factors, including, but not limited to, the availability and price of competing fuels, the overall supply and demand for ethanol and corn, the price of gasoline and corn, and the level of government support.

Ethanol is marketed as a fuel additive to reduce vehicle emissions from gasoline, as an octane enhancer to improve the octane rating of the gasoline with which it is blended and, to a lesser extent, as a gasoline substitute. As a result, ethanol prices are influenced by the supply of and demand for gasoline. Our results of operations may be materially harmed if the demand for, or the price of, gasoline decreases. Conversely, a prolonged increase in the price of, or demand for, gasoline could lead the U.S. government to avoid limiting imported ethanol; the import tariff of $0.54 per gallon was allowed to expire on December 31, 2011.

Distillers Grains. Distillers grains compete with other protein-based animal feed products. The price of distillers grains may decrease when the prices of competing feed products decrease. The prices of competing animal feed products are based in part on the prices of the commodities from which these products are derived. Downward pressure on commodity prices, such as soybeans, will generally cause the price of competing animal feed products to decline, resulting in downward pressure on the price of distillers grains.

Historically, sales prices for distillers grains has tracked along with the price of corn. However, there have been occasions when the price increase for this co-product has lagged behind increases in corn prices. In addition, our distillers grains co-product competes with products made from other feedstocks, the cost of which may not have risen as corn prices have risen. Consequently, the price we may receive for distillers grains may not rise as corn prices rise, thereby lowering our cost recovery percentage relative to corn.

Due to industry increases in U.S. dry mill ethanol production, the production of distillers grains in the United States has increased dramatically, and this trend may continue. This may cause distillers grains prices to fall in the United States, unless demand increases or other market sources are found. To date, demand for distillers grains in the United States has increased roughly in proportion to supply. We believe this is because U.S. farmers use distillers grains as a feedstock, and distillers grains are slightly less expensive than corn, for which it is a substitute. However, if prices for distillers grains in the United States fall, it may have an adverse effect on our business.

Corn Oil. Industrial uses for corn oil include feedstock for biodiesel, livestock feed additives, rubber substitutes, rust preventatives, inks, textiles, soaps and insecticides. Corn oil is generally marketed as a feedstock for biodiesel and, therefore, the price of corn oil is affected by demand for biodiesel. In general, corn oil prices follow the same price trends as heating oil and soybean oil. Corn oil revenues historically have not been significant to our business; however, our business may be materially affected by price volatility of corn oil in the future as we expand our corn oil production.

Our existing debt arrangements require us to abide by certain restrictive loan covenants that may hinder our ability to operate and reduce our profitability.

The loan agreements governing secured debt financing at our subsidiaries, and the convertible debt issued in November 2010 contain a number of restrictive affirmative and negative covenants. These covenants limit the ability of our subsidiaries to, among other things, incur additional indebtedness, make capital expenditures above certain limits, pay dividends or distributions, merge or consolidate, or dispose of substantially all of their assets.

We are also required to maintain specified financial ratios, including minimum cash flow coverage, minimum working capital and minimum net worth. Some of our loan agreements require us to utilize a portion of any excess cash flow generated by operations to prepay the respective term debt. A breach of any of these covenants or requirements could result in a default under our loan agreements. If any of our subsidiaries default, and if such default is not cured or waived, our lenders could, among other remedies, accelerate their debt and declare that debt immediately due and payable. If this occurs, we may not be able to repay such debt or borrow sufficient funds to refinance. Even if new financing is available, it may not be on terms that are acceptable. No assurance can be given that the future operating results of our subsidiaries will be sufficient to achieve compliance with such covenants and requirements, or in the event of a default, to remedy such default.

In the past, we have received waivers from our lenders for failure to meet certain financial covenants and have amended our subsidiary loan agreements to change these covenants. For example, during 2011, the Green Plains Bluffton loan agreement was amended to include equity contributions in the denominator of the fixed coverage ratio and increase the capital expenditures limit. No assurance can be given that, if we are unable to comply with these covenants in the future, we will be able to obtain the necessary waivers or amend our subsidiary loan agreements to prevent a default. Default by us or any of our subsidiaries with respect to any loan in excess of $10.0 million constitutes an event of default under our convertible senior notes, which could result in the convertible senior notes being declared due and payable.

Additionally, in October 2010 we acquired Global Ethanol, LLC, which we renamed Green Plains Holdings II LLC, or Holdings II. Global Ethanol’s lenders had agreed, during a specified forbearance period, to not exercise any right or remedy under its credit agreement for specified defaults related to certain loan covenants that it had been unable to satisfy. Upon closing of the Global Ethanol acquisition, Holdings II entered into an amendment to the existing credit agreement which modifies existing covenants and extends the forbearance period to April 1, 2013. If any future defaults under Holdings II’s credit agreement occur, the lenders are permitted to accelerate the maturity date on the outstanding balance. Notwithstanding these actions, we cannot assure you that Holdings II will be able to comply with the new covenants going forward or obtain additional waivers for non-compliance.

We may fail to realize all of the anticipated benefits of mergers and acquisitions that we have undertaken or may undertake because of integration challenges.

We have increased the size of our operations significantly through mergers and acquisitions and intend to continue to explore potential merger or acquisition opportunities. For example, in March 2011, we acquired our Otter Tail ethanol plant with an annual production capacity of approximately 60 million gallons of ethanol, in June 2011, we acquired 2.0 million bushels of grain storage capacity located in Hopkins, Missouri and in January 2012, we acquired 1.9 million bushels of grain storage capacity located in St. Edward, Nebraska. The anticipated benefits and cost savings of such mergers and acquisitions may not be realized fully, or at all, or may take longer to realize than expected. Acquisitions involve numerous risks, any of which could harm our business, including:

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difficulties in integrating the operations, technologies, products, existing contracts, accounting processes and personnel of the target and realizing the anticipated synergies of the combined businesses;

•	risks relating to environmental hazards on purchased sites;

•	risks relating to acquiring or developing the infrastructure needed for facilities or acquired sites, including access to rail networks;

•	difficulties in supporting and transitioning customers, if any, of the target company;

•	diversion of financial and management resources from existing operations;

•	the purchase price or other devoted resources may exceed the value realized, or the value we could have realized if the purchase price or other resources had been allocated to another opportunity;

•	risks of entering new markets or areas in which we have limited or no experience, or are outside our core competencies;

•	potential loss of key employees, customers and strategic alliances from either our current business or the business of the target;

•	assumption of unanticipated problems or latent liabilities, such as problems with the quality of the target company’s products; and

•	inability to generate sufficient revenue to offset acquisition costs and development costs.

We also may pursue growth through joint ventures or partnerships. Partnerships and joint ventures typically involve restrictions on actions that the partnership or joint venture may take without the approval of the partners. These types of provisions may limit our ability to manage a partnership or joint venture in a manner that is in our best interest but is opposed by our other partner or partners.

Future acquisitions may involve the issuance of equity securities as payment or in connection with financing the business or assets acquired and, as a result, could dilute your ownership interest. In addition, additional debt may be necessary in order to complete these transactions, which could have a material adverse effect on our financial condition. The failure to successfully evaluate and execute acquisitions or joint ventures or otherwise adequately address the risks associated with acquisitions or joint ventures could have a material adverse effect on our business, results of operations and financial condition.

The ethanol industry is highly dependent on government usage mandates affecting ethanol production and favorable tax benefits for ethanol blending and any changes to such regulation could adversely affect the market for ethanol and our results of operations.

The domestic market for ethanol is largely dictated by federal mandates for blending ethanol with gasoline. The RFS mandate level for conventional biofuels for 2012 of 13.2 billion gallons approximates current domestic production levels. Future demand will be largely dependent upon the economic incentives to blend based upon the relative value of gasoline versus ethanol, taking into consideration the relative octane value of ethanol, environmental requirements and the RFS. Any significant increase in production capacity beyond the RFS level might have an adverse impact on ethanol prices. Additionally, the RFS mandate with respect to ethanol derived from grain could be reduced or waived entirely. A reduction or waiver of the RFS mandate could adversely affect the prices of ethanol and our future performance. The RFS Flexibility Act was introduced on October 5, 2011 in the U.S. House of Representatives to reduce or eliminate the volumes of renewable fuel use required by RFS based upon corn stocks-to-use ratios. The Domestic Alternative Fuels Act of 2012 was introduced on January 18, 2012 in the U.S. House of Representatives to modify the RFS to include ethanol and other fuels produced from fossil fuels like coal and natural gas. We believe the RFS is a significant component of national energy policy that reduces dependence on foreign oil by the United States. Our operations could be adversely impacted if the RFS Flexibility Act or the Domestic Alternative Fuels Act of 2012 are enacted.

Referred to as the blender’s credit, the Volumetric Ethanol Excise Tax Credit, or VEETC, provided companies with a tax credit to blend ethanol with gasoline. The Food, Conservation and Energy Act of 2008, or the 2008 Farm Bill, amended the amount of tax credit provided under VEETC to 45 cents per gallon of pure ethanol and 38 cents per gallon for E85, a blended motor fuel containing 85% ethanol and 15% gasoline. The blender’s credit expired on December 31, 2011.

Federal law mandates the use of oxygenated gasoline. If these mandates are repealed, the market for domestic ethanol would be diminished significantly. Additionally, flexible-fuel vehicles receive preferential treatment in meeting corporate average fuel economy, or CAFE, standards. However, high blend ethanol fuels such as E85 result in lower fuel efficiencies. Absent the CAFE preferences, it may be unlikely that auto manufacturers would build flexible-fuel vehicles. Any change in these CAFE preferences could reduce the growth of E85 markets and result in lower ethanol prices, which could adversely impact our operating results.

To the extent that such federal or state laws are modified, the demand for ethanol may be reduced, which could negatively and materially affect our ability to operate profitably.

Future demand for ethanol is uncertain and may be affected by changes to federal mandates, public perception and consumer acceptance, any of which could negatively affect demand for ethanol and our results of operations.

Ethanol production from corn has not been without controversy. Although many trade groups, academics and governmental agencies have supported ethanol as a fuel additive that promotes a cleaner environment, others have criticized ethanol production as consuming considerably more energy and emitting more greenhouse gases than other biofuels and potentially depleting water resources. Some studies have suggested that corn-based ethanol is less efficient than ethanol produced from switchgrass or wheat grain and that it negatively impacts consumers by causing prices for dairy, meat and other foodstuffs from livestock that consume corn to increase. Additionally, ethanol critics contend that corn supplies are redirected from international food markets to domestic fuel markets. If negative views of corn-based ethanol production gain acceptance, support for existing measures promoting use and domestic production of corn-based ethanol could decline, leading to reduction or repeal of federal mandates which would adversely affect the demand for ethanol. These views could also negatively impact public perception of the ethanol industry and acceptance of ethanol as an alternative fuel.

Beyond the federal mandates, there are limited markets for ethanol. Discretionary blending and E85 blending are important secondary markets. Discretionary blending is often determined by the price of ethanol versus the price of gasoline. In periods when discretionary blending is financially unattractive, the demand for ethanol may be reduced. A reduction in the demand for our products may depress the value of our products, erode our margins, and reduce our ability to generate revenue or to operate profitably. Consumer acceptance of E85 fuels and flexible-fuel technology vehicles is needed before ethanol can achieve any significant growth in market share.

Increased federal support of cellulosic ethanol may result in reduced incentives to corn-derived ethanol producers.

Recent legislation, such as the American Recovery and Reinvestment Act of 2009 and the Energy Independence and Security Act of 2007, provides numerous funding opportunities in support of cellulosic ethanol, which is obtained from other sources of biomass such as switchgrass and fast growing poplar trees. In addition, the amended RFS mandates an increasing level of production of biofuels that are not derived from corn. Federal policies suggest a long-term political preference for cellulosic processes using alternative feedstocks such as switchgrass, silage, wood chips or other forms of biomass. Cellulosic ethanol may have a smaller carbon footprint because the feedstock does not require energy-intensive fertilizers and industrial production processes. Additionally, cellulosic ethanol is favored because it is unlikely that foodstuff is being diverted from the market. Several cellulosic ethanol plants are under development. As research and development programs persist, there is the risk that cellulosic ethanol could displace corn ethanol. In addition, any replacement of federal incentives from corn-based to cellulosic-based ethanol production may reduce our profitability.

Our plants are designed as single-feedstock facilities and would require significant additional investment to convert to the production of cellulosic ethanol. Additionally, our plants are strategically located in high-yield, low-cost corn production areas. At present, there is limited supply of alternative feedstocks near our facilities. As a result, the adoption of cellulosic ethanol and its use as the preferred form of ethanol would have a significant adverse impact on our business.

Any inability to maintain required regulatory permits may impede or completely prohibit our ability to successfully operate our plants. Additionally, any change in environmental and safety regulations, or violations thereof, could impede our ability to successfully operate our businesses.

Our ethanol production and agribusiness segments are subject to extensive air, water and other environmental regulation. We have had to obtain a number of environmental permits to construct and operate our plants. Ethanol production involves the emission of various airborne pollutants, including particulate, carbon dioxide, oxides of nitrogen, hazardous air pollutants and volatile organic compounds. In addition, the governing state agencies could impose conditions or other restrictions in the permits that are detrimental to us or which increase our costs above those required for profitable operations. Any such event could have a material adverse effect on our operations, cash flows and financial position.

Environmental laws and regulations, both at the federal and state level, are subject to change and changes can be made retroactively. It is possible that more stringent federal or state environmental rules or regulations could be adopted, which could increase our operating costs and expenses. Consequently, even if we have the proper permits at the present time, we may be required to invest or spend considerable resources to comply with future environmental regulations. Furthermore, ongoing plant operations are governed by OSHA. OSHA regulations may change in a way that increases the costs of operations at our plants. If any of these events were to occur, they could have an adverse impact on our operations, cash flows and financial position.

Part of our business is regulated by environmental laws and regulations governing the labeling, use, storage, discharge and disposal of hazardous materials. Because we use and handle hazardous substances in our businesses, changes in environmental requirements or an unanticipated significant adverse environmental event could have an adverse effect on our business. We cannot assure you that we have been, or will at all times be, in compliance with all environmental requirements, or that we will not incur material costs or liabilities in connection with these requirements. Private parties, including current and former employees, could bring personal injury or other claims against us due to the presence of, or exposure to, hazardous substances used, stored or disposed of by us, or contained in its products. We are also exposed to residual risk because some of our facilities and land may have environmental liabilities arising from their prior use. In addition, changes to environmental regulations may require us to modify existing plant and processing facilities and could significantly increase the cost of those operations.

Our business is affected by the regulation of greenhouse gases, or GHG, and climate change. New climate change regulations could impede our ability to successfully operate our business.

Our plants emit carbon dioxide as a by-product of the ethanol production process. In 2007, the U.S. Supreme Court classified carbon dioxide as an air pollutant under the Clean Air Act in a case seeking to require the EPA to regulate carbon dioxide in vehicle emissions. On February 3, 2010, the EPA released its final regulations on RFS 2. We believe these final regulations grandfather our plants at their current operating capacity, though expansion of our plants will need to meet a threshold of a 20% reduction in GHG emissions from a 2005 baseline measurement for the ethanol over current capacity to be eligible for the RFS 2 mandate. The EPA issued its final rule on GHG emissions from stationary sources under the Clean Air Act in May 2010. These final rules may require us to apply for additional permits for our ethanol plants. In order to expand capacity at our plants, we may have to apply for additional permits, install advanced technology, or reduce drying of certain amounts of distillers grains. We may also be required to install carbon dioxide mitigation equipment or take other steps unknown to us at this time in order to comply with other future law or regulation. Compliance with future law or regulation of carbon dioxide, or if we choose to expand capacity at certain of our plants, compliance with then-current regulation of carbon dioxide, could be costly and may prevent us from operating our plants as profitably, which may have an adverse impact on our operations, cash flows and financial position.

The California Air Resources Board, or CARB, has adopted a Low Carbon Fuel Standard, or LCFS, requiring a 10% reduction in GHG emissions from transportation fuels by 2020. Additionally, an Indirect Land Use Change, or ILUC, component is included in the lifecycle GHG emissions calculation. On December 29, 2011, the U.S. District Court for the Eastern District of California issued several rulings in federal lawsuits challenging the LCFS. One of the rulings preliminarily prevents CARB from enforcing these regulations during the pending litigation. On January 23, 2012, CARB unsuccessfully attempted to appeal these rulings in the U.S. District Court for the Eastern District of California and on January 26, 2012 filed another appeal with the Ninth Circuit Court of Appeals. While this standard is currently being challenged by various lawsuits, implementation of such a standard may have an adverse impact on our market for corn-based ethanol in California if it is determined that corn-based ethanol fails to achieve lifecycle GHG emission reductions.

Our agribusiness business is subject to significant governmental and private sector regulations.

Our agribusiness operations are subject to government regulation and regulation by certain private sector associations, compliance with which can impose significant costs on our business. Failure to comply with such regulations can result in additional costs, fines or criminal action. Production levels, markets and prices of the grains we merchandise are affected by federal government programs, which include acreage control and price support programs of the USDA. In addition, grain that we sell must conform to official grade standards imposed by the USDA. Other examples of government policies that can have an impact on our business include tariffs, duties, subsidies, import and export restrictions and outright embargos. Changes in government policies and producer supports may impact the amount and type of grains planted, which in turn, may impact our ability to buy grain in our market region. Because a portion of our grain sales are to exporters, the imposition of export restrictions or tariffs could limit our sales opportunities.

Our agribusiness segment is affected by the supply and demand of commodities, and is sensitive to factors that are often outside of our control.

Within our agribusiness segment, we compete with other grain merchandisers, grain processors and end-users for the purchase of grain, as well as with other grain merchandisers, private elevator operators and cooperatives for the sale of grain. Many of our grain competitors are significantly larger and compete in more diverse markets, and our failure to compete effectively would impact our profitability.

We buy and sell various other commodities within our agribusiness division, some of which are readily traded on commodity futures exchanges. For example, we sell agronomy products to producers which necessitate the purchase of large volumes of fertilizer and chemicals for retail sale. Fixed-price purchase obligations and carrying inventories of these products subject us to the risk of market price fluctuations for periods of time between the time of purchase and final sale. Weather, economic, political, environmental and technological conditions and developments, both local and worldwide, as well as other factors beyond our control, can affect the supply and demand of these commodities and expose them to liquidity pressures due to rapidly rising or falling market prices. Changes in the supply and demand of these commodities can also affect the value of inventories held for resale, as well as the price of raw materials. Fluctuating costs of inventory and prices of raw materials could decrease operating margins and adversely affect profitability.

While our grain business hedges the majority of its grain inventory positions with derivative instruments to manage risk associated with commodity price changes, including purchase and sale contracts, we are unable to hedge all of the price risk of each transaction due to timing, unavailability of hedge contract counterparties and third-party credit risk. Furthermore, there is a risk that the derivatives we employ will not be effective in offsetting the changes associated with the risks we are attempting to manage. This can happen when the derivative and the hedged item are not perfectly matched. Our grain derivatives, for example, do not hedge the basis pricing component of our grain inventory and contracts. Basis is defined as the difference between the cash price of a commodity in one of our grain facilities and the nearest in time exchange-traded futures price. Differences can reflect time periods, locations or product forms. Although the basis component is smaller and generally less volatile than the futures component of grain market prices, significant unfavorable basis movement on grain positions as large as ours may significantly impact our profitability.

Our debt level could negatively impact our financial condition, results of operations and business prospects.

As of December 31, 2011, our total debt was $636.8 million. Our level of debt could have significant consequences to our shareholders, including the following:

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requiring the dedication of a substantial portion of cash flow from operations to make payments on debt, thereby reducing the availability of cash flow for working capital, capital expenditures and other general business activities;

•	requiring a substantial portion of our corporate cash reserves to be held as a reserve for debt service, limiting our ability to invest in new growth opportunities;

•	limiting the ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions and general corporate and other activities;

•	limiting the flexibility in planning for, or reacting to, changes in the business and industry in which we operate;

•	increasing our vulnerability to both general and industry-specific adverse economic conditions;

•	being at a competitive disadvantage against less leveraged competitors;

•	being vulnerable to increases in prevailing interest rates;

•	subjecting all or substantially all of our assets to liens, which means that there may be no assets left for shareholders in the event of a liquidation; and

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limiting our ability to make business and operational decisions regarding our business and subsidiaries, including, among other things, limiting our subsidiary’s ability to pay dividends, make capital improvements, sell or purchase assets or engage in transactions deemed appropriate and in our best interest.

Most of our debt bears interest at variable rates, which creates exposure to interest rate risk. If interest rates increase, our debt service obligations with respect to the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income would decrease.

Our ability to make scheduled payments of principal and interest, or to refinance our indebtedness, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow in the future sufficient to service our debt because of factors beyond our control, including but not limited to the spread between corn prices and ethanol and distillers grains prices. If we are unable to generate sufficient cash flows, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

Despite our current debt levels, we and our subsidiaries may incur substantially more debt or take other actions which would intensify the risks discussed above.

Despite our current debt levels, we and our subsidiaries may incur additional debt in the future, including secured debt. We and certain of our subsidiaries are not currently restricted under the terms of our debt from incurring additional debt, pledging assets, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the debt but that could diminish our ability to make payments thereunder.

We operate in capital intensive businesses and rely on cash generated from operations and external financing. Limitations on access to external financing could adversely affect our operating results.

Some ethanol producers have faced financial distress, culminating with bankruptcy filings by several companies over the past four years. This, in combination with continued volatility in the capital markets has resulted in reduced availability of capital for the ethanol industry generally. Construction of our plants and anticipated levels of required working capital were funded under long-term credit facilities. Increases in liquidity requirements could occur due to, for example, increased commodity prices. Our operating cash flow is dependent on our ability to profitably operate our businesses and overall commodity market conditions. In addition, we may need to raise additional financing to fund growth of our businesses. In this market environment, we may experience limited access to incremental financing. This could cause us to defer or cancel growth projects, reduce our business activity or, if we are unable to meet our debt repayment schedules, cause a default in our existing debt agreements. These events could have an adverse effect on our operations and financial position.

Our subsidiaries’ debt facilities have ongoing payment requirements which we generally expect to meet from their operating cash flow. Our ability to repay current and anticipated future indebtedness will depend on our financial and operating performance and on the successful implementation of our business strategies. Our financial and operational performance will depend on numerous factors including prevailing economic conditions, volatile commodity prices, and financial, business and other factors beyond our control. If we cannot pay our debt service, we may be forced to reduce or delay capital expenditures, sell assets, restructure our indebtedness or seek additional capital. If we are unable to restructure our indebtedness or raise funds through sales of assets, equity or otherwise, our ability to operate could be harmed and the value of our stock could be significantly reduced.

We are a holding company, and there are limitations on our ability to receive distributions from our subsidiaries.

We conduct most of our operations through subsidiaries and are dependent upon dividends or other intercompany transfers of funds from our subsidiaries to generate free cash flow. Moreover, some of our subsidiaries are currently, or are expected in the future to be, limited in their ability to pay dividends or make distributions to us by the terms of their financing agreements. Consequently, we are not able to rely on the cash flow from one subsidiary to satisfy the loan obligations of another subsidiary. As a result, if a subsidiary is unable to satisfy its loan obligations, we may not be able to prevent a default on the loan by providing additional cash to that subsidiary, even if sufficient cash exists elsewhere in our consolidated organization.

Increased ethanol industry penetration by oil companies or other multinational companies may adversely impact our margins.

We operate in a very competitive environment. The ethanol industry is primarily comprised of smaller entities that engage exclusively in ethanol production and large integrated grain companies that produce ethanol along with their base grain businesses. We face competition for capital, labor, corn and other resources from these companies. Until recently, oil companies, petrochemical refiners and gasoline retailers have not been engaged in ethanol production to a large extent. These companies, however, form the primary distribution networks for marketing ethanol through blended gasoline. During the past few years, several large oil companies have entered the ethanol production market. If these companies increase their ethanol plant ownership or other oil companies seek to engage in direct ethanol production, there will be less of a need to purchase ethanol from independent ethanol producers like us. Such a structural change in the market could result in an adverse effect on our operations, cash flows and financial position.

We operate in a highly competitive industry.

In the United States, we compete with other corn processors and refiners, including Archer-Daniels-Midland Company, POET, LLC and Valero Energy Corporation. Some of our competitors are divisions of larger enterprises and have greater financial resources than we do. Although some of our competitors are larger than we are, we also have many smaller competitors. Farm cooperatives comprised of groups of individual farmers have been able to compete successfully. As of December 31, 2011, the top ten domestic producers accounted for approximately 48.6% of all production, with production capacities ranging from approximately 200 mmgy to 1,800 mmgy. If our competitors consolidate or otherwise grow and we are unable to similarly increase our size and scope, our business and prospects may be significantly and adversely affected.

Our competitors also include plants owned by farmers who earn their livelihood through the sale of corn, and competitors whose primary business is oil refining and retail gasoline sales. These competitors may continue to operate their plants when market conditions are uneconomic due to benefits realized in other operations.

Depending on commodity prices, foreign producers may produce ethanol at a lower cost than we can, which may result in lower ethanol prices which would adversely affect our financial results.

There is a risk of foreign competition in the ethanol industry. Brazil is currently the second largest ethanol producer in the world. Brazil’s ethanol production is sugarcane based, as opposed to corn based, and has historically been less expensive to produce. Other foreign producers may be able to produce ethanol at lower input costs, including costs of feedstock, facilities and personnel, than we can.

While foreign demand, transportation costs and infrastructure constraints may temper the market impact throughout the United States, competition from imported ethanol may affect our ability to sell our ethanol profitably, which may have an adverse effect on our operations, cash flows and financial position.

If significant additional foreign ethanol production capacity is created, such facilities could create excess supplies of ethanol on world markets, which may result in lower prices of ethanol throughout the world, including the United States. Such foreign competition is a risk to our business. Any penetration of ethanol imports into the domestic market may have a material adverse effect on our operations, cash flows and financial position.

Our success may depend on our ability to manage our growing and changing operations.

Since our formation in 2004, our business has grown significantly in size and complexity. This growth has placed, and is expected to continue to place, significant demands on our management, systems, internal controls and financial and physical resources. In addition, if we acquire additional operations, we expect that we will need to further develop our financial and managerial controls and reporting systems to accommodate future growth. This will require us to incur expenses related to hiring additional qualified personnel, retaining professionals to assist in developing the appropriate control systems and expanding our information technology infrastructure. Our inability to manage growth effectively could have an adverse effect on our results of operations, financial position and cash flows.

Future acquisitions may involve the issuance of equity securities as payment or in connection with financing the business or assets acquired and, as a result, could dilute your ownership interest. In addition, additional debt may be necessary in order to complete these transactions, which could have a material adverse effect on our financial condition. The failure to successfully evaluate and execute acquisitions or joint ventures or otherwise adequately address the risks associated with acquisitions or joint ventures could have a material adverse effect on our business, results of operations and financial condition.

We may fail to realize the anticipated benefits of our joint venture to commercialize algae production.

We have 35% ownership in a joint venture that is focused on developing technology to grow and harvest algae, which consume carbon dioxide, in commercially viable quantities. The algae produced have the potential to be used for advanced bio-fuel production, high quality animal feed, or as biomass for energy production, but our current primary focus is on efficiently growing, and developing primary markets for, algae on a large scale. We believe this technology has specific applications with facilities, including ethanol plants that emit carbon dioxide. We may fail to realize the expected benefits of capturing carbon dioxide to grow and harvest algae as acceptable production rates, operating costs, capital requirements and product market prices may not be achieved.

We have had a history of operating losses and may incur future operating losses.

We have had a history of operating losses from 2006 to 2008, and may incur operating losses in the future, which could be substantial. Although we have sustained profitability from 2009 to 2011, we may not be able to continue to sustain or increase profitability on a quarterly or annual basis, which could result in a decrease in the trading price of our common stock.

Our ability to use our net operating losses to offset future taxable income will be subject to certain limitations.

In general, under Section 382 of the Code, a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its pre-change net operating losses, or NOLs, to offset future taxable income. Our existing NOLs will be subject to limitations arising from previous ownership changes, and if we undergo an ownership change in the future, our ability to utilize NOLs could be further limited by Section 382 of the Code. Furthermore, our ability to utilize NOLs of any companies that we may acquire in the future may be subject to limitations. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carryforwards to offset U.S. federal taxable income will be subject to limitations, which could potentially result in increased future tax liability to us. The selling shareholder’s sale of common stock pursuant to this offering might cause, or increase the risk of, an ownership change under Section 382 of the Code. We have not made a determination as to whether the sale of stock pursuant to this offering will cause an ownership change.

Our ability to successfully operate is dependent on the availability of energy and water at anticipated prices.

Our plants require a significant and uninterrupted supply of natural gas, electricity and water to operate. We rely on third parties to provide these resources. We cannot assure you that we will be able to secure an adequate supply of energy or water to support current and expected plant operations. If there is an interruption in the supply of energy or water for any reason, such as supply, delivery or mechanical problems, we may be required to halt production. If production is halted for an extended period of time, it may have a material adverse effect on our operations, cash flows and financial position.

Replacement technologies are under development that might result in the obsolescence of corn-derived ethanol or our process systems.

Ethanol is primarily an additive and oxygenate for blended gasoline. Although use of oxygenates is currently mandated, there is always the possibility that a preferred alternative product will emerge and eclipse the current market. Critics of ethanol blends argue that ethanol decreases fuel economy, causes corrosion of ferrous components and damages fuel pumps. Any alternative oxygenate product would likely be a form of alcohol (like ethanol) or ether (like MTBE). Prior to federal restrictions and ethanol mandates, MTBE was the dominant oxygenate. It is possible that other ether products could enter the market and prove to be environmentally or economically superior to ethanol. It is also possible that alternative biofuel alcohols such as methanol and butanol could evolve into ethanol replacement products.

Research is currently underway to develop other products that could directly compete with ethanol and may have more potential advantages than ethanol. Advantages of such competitive products may include, but are not limited to: lower vapor pressure, making it easier to add gasoline; energy content closer to or exceeding that of gasoline, such that any decrease in fuel economy caused by the blending with gasoline is reduced; an ability to blend at a higher concentration level for use in standard vehicles; reduced susceptibility to separation when water is present; and suitability for transportation in petroleum pipelines. Such products could have a competitive advantage over ethanol, making it more difficult to market our ethanol, which could reduce our ability to generate revenue and profits.

New ethanol process technologies may emerge that require less energy per gallon produced. The development of such process technologies would result in lower production costs. Our process technologies may become outdated and obsolete, placing us at a competitive disadvantage against competitors in the industry. The development of replacement technologies may have a material adverse effect on our operations, cash flows and financial position.

We may be required to provide remedies for the delivery of off-specification ethanol, distillers grains or corn oil.

If we produce and deliver ethanol, distillers grains or corn oil that does not meet the specifications defined by the sales contract, we may be subject to quality claims requiring us to refund the purchase price of any non-conforming product or replace any non-conforming product at our expense. We may be forced to purchase replacement quantities of ethanol, distillers grains or corn oil at higher prices to fulfill these contractual obligations. In addition, ethanol, distillers grains or corn oil purchased from other producers, including producers that we provide marketing and distribution services for, and subsequently sold to others may result in similar claims if the product does not meet applicable contract specifications.

Our revenue from the sale of distillers grains depends upon its continued market acceptance as an animal feed.

Distillers grains is a co-product from the fermentation of various crops, including corn, to produce ethanol. Antibiotics may be utilized during the fermentation process to control bacterial contamination; therefore antibiotics may be present in small quantities in distillers grains marketed as animal feed. The U.S. Food and Drug Administration’s, or FDA’s, Center for Veterinary Medicine has expressed concern about potential animal and human health hazards from the use of distillers grains as an animal feed due to the possibility of antibiotic residues. As a result, the market value of this co-product could be diminished if the FDA were to introduce regulations that limit the sale of distillers grains in the domestic market or for export to international markets, which in turn would have a negative impact on our profitability. If public perception of distillers grains as an acceptable animal feed were to change or if the public became concerned about the impact of distillers grains in the food supply, the market for distillers grains would be negatively impacted, which would have a negative impact on our profitability.

We extract non-edible corn oil from the whole stillage process immediately prior to the production of distillers grains. Several universities are trying to determine how corn oil extraction may affect nutritional energy values of the resulting distillers grains. If it is determined that corn oil extraction adversely affects the digestible energy content of distillers grains, the value of our distillers grains may be affected, which could have a negative impact on our profitability.

Our operating results may suffer if our marketing and sales efforts are not effective.

We have established our own marketing, transportation and storage infrastructure. We lease tanker railcars and have contracted with storage depots near our customers and at strategic locations for efficient delivery of our finished ethanol product. We have also hired a marketing and sales force, as well as logistical and other operational personnel to staff our distribution activities. The marketing, sales, distribution, transportation, storage or administrative efforts we have implemented may not achieve expected results. Any failure to successfully execute these efforts would have a material adverse effect on our results of operations and financial position. Our financial results also may be adversely affected by our need to establish inventory in storage locations to fulfill our marketing and distribution contracts.

We are exposed to credit risk resulting from the possibility that a loss may occur from the failure of our contractual counterparties to perform according to the terms of our agreements.

In selling ethanol, distillers grains and corn oil we may experience concentrations of credit risk from a variety of customers, including major integrated oil companies, large independent refiners, petroleum wholesalers, other marketers and jobbers. We are also exposed to credit risk resulting from sales of grain to large commercial buyers, including other ethanol plants. Our fixed-price forward contracts also result in credit risk when prices change significantly prior to delivery. In addition, we may prepay for or make deposits on undelivered inventories. Concentrations of credit risk with respect to inventory advances are primarily with a few major suppliers of petroleum products and agricultural inputs. The inability of a third party to make payments to us for our sales, to provide product to us on advances made, or to perform on fixed-price contracts may cause us to experience losses and may adversely impact our liquidity and our ability to make our payments when due.

A loss may occur from the failure of our counterparties to perform according to the terms of their marketing agreements.

Under our third-party marketing agreements, we purchase all of our third-party producers’ ethanol production. In turn, we sell the ethanol in various markets for future deliveries. Under these marketing agreements, the third-party producers are not obligated to produce any minimum amount of ethanol and we cannot assure you that we will receive the full amount of ethanol that these third-party plants are expected to produce. The interruption or curtailment of production by any of our third-party producers for any reason could cause us to be unable to deliver quantities of ethanol sold under the contracts. As a result, we may be forced to purchase replacement quantities of ethanol at higher prices to fulfill these contractual obligations. However, these recoveries would be dependent on our third-party producer’s ability to pay, and in the event they were unable to pay, our profitability could be materially and adversely impacted.

We are exposed to potential business disruption from factors outside our control, including natural disasters, seasonality, severe weather conditions, accidents, and unforeseen plant operational failures due to faulty construction design or other factors, any of which could adversely affect our cash flows and operating results.

Potential business disruption in available transportation due to natural disasters, significant track damage resulting from a train derailment, or strikes by our transportation providers could result in delays in procuring and supplying raw materials to our ethanol or grain facilities, or transporting ethanol and distillers grains to our customers. We also run the risk of unforeseen operational issues, due to faulty construction design or other factors, that may result in an extended plant shutdown. Such business disruptions would cause the normal course of our business operations to stall and may result in our inability to meet customer demand or contract delivery requirements, as well as the potential loss of customers.

Many of our grain business activities, as well as corn procurement for our ethanol plants, are dependent on weather conditions. Adverse weather may result in a reduction in the sales of fertilizer or pesticides during typical application periods, a reduction in grain harvests caused by inadequate or excessive amounts of rain during the growing season, or by overly wet conditions, an early freeze or snowy weather during the harvest season. Additionally, corn stored in an open pile may become damaged by too much rain and warm weather before the corn is dried, shipped, consumed or moved into a storage structure.

Casualty losses may occur for which we have not secured adequate insurance.

We have acquired insurance that we believe to be adequate to prevent loss from foreseeable risks. However, events occur for which no insurance is available or for which insurance is not available on terms that are acceptable to us. Loss from such an event, such as, but not limited to, earthquake, tornado, war, riot, terrorism or other risks, may not be insured and such a loss may have a material adverse effect on our operations, cash flows and financial position.

Our Obion, Tennessee plant is located within a recognized seismic zone. The design of this facility has been modified to fortify it to meet structural requirements for that region of the country. We have also obtained additional insurance coverage specific to earthquake risk for this plant. However, there is no assurance that this facility would remain in operation if a seismic event were to occur.

If our internal computer network and applications suffer disruptions or fail to operate as designed, our operations will be disrupted and our business may be harmed.

We rely on network infrastructure and enterprise applications, and internal technology systems for our operational, marketing support and sales, and product development activities. The hardware and software systems related to such activities are subject to damage from earthquakes, floods, lightning, tornados, fire, power loss, telecommunication failures and other similar events. They are also subject to acts such as computer viruses, physical or electronic vandalism or other similar disruptions that could cause system interruptions and loss of critical data, and could prevent us from fulfilling our customers’ orders. We cannot assure you that any of our backup systems would be sufficient. Any event that causes failures or interruption in our hardware or software systems could result in disruption of our business operations, have a negative impact on our operating results, and damage our reputation.

We may not be able to hire and retain qualified personnel to operate our ethanol plants.

Our success depends, in part, on our ability to attract and retain competent personnel. For each of our plants, qualified managers, engineers, operations and other personnel must be hired. Competition for both managers and plant employees in the ethanol industry can be intense, and we may not be able to attract and retain qualified personnel. If we are unable to hire and retain productive and competent personnel, the amount of ethanol we produce may decrease and we may not be able to efficiently operate our ethanol plants and execute our business strategy.

Risks relating to ownership of our common stock

The price of our common stock may be volatile.

The trading price of our common stock may be highly volatile and could be subject to fluctuations in response to a number of factors beyond our control. Some of these factors are:

•	our results of operations and the performance of our competitors;

•	the public’s reaction to our press releases, other public announcements and filings with the SEC;

•	changes in earnings estimates or recommendations by research analysts who follow us or other companies in our industry;

•	changes in general economic conditions;

•	changes in market prices for our products or for our raw materials;

•	actions of our historical equity investors, including sales of common stock by our directors, executive officers and significant shareholders;

•	actions by institutional investors trading in our stock;

•	disruption of our operations;

•	any major change in our management team;

•	other developments affecting us, our industry or our competitors; and

•	U.S. and international economic, legal and regulatory factors unrelated to our performance.

In recent years the stock market has experienced significant price and volume fluctuations. These fluctuations may be unrelated to the operating performance of particular companies. These broad market fluctuations may cause declines in the market price of our common stock. The price of our common stock could fluctuate based upon factors that have little or nothing to do with our Company or its performance, and those fluctuations could materially reduce our common stock price.

Our principal shareholders have substantial influence over us and they may make decisions with which you disagree.

As of December 31, 2011, subsidiaries of NTR plc, Wilon Holdings, S.A., and Wayne Hoovestol, a director and our former Chief Executive Officer, beneficially own approximately 23.5%, 6.3% and 2.8%, respectively, of our outstanding common stock. NTR, Wilon and Mr. Hoovestol have entered into a Shareholders’ Agreement with us in which Wilon has the right to designate one individual to be nominated to our board so long it holds more than 2.5% of our outstanding stock. NTR, Wilon and Mr. Hoovestol have agreed to vote for Wilon’s nominee at any meeting of shareholders for the purpose of electing directors. As a result of the share ownership by NTR, Wilon and Mr. Hoovestol, these shareholders have the ability to significantly influence the composition of our Board of Directors and other matters requiring shareholder approval including mergers and other significant transactions. Following this offering and our repurchase of shares from NTR, we expect NTR will hold approximately 3.5% of our shares. These shareholders may have interests that differ from yours, and they may vote in a way with which you disagree and that may be adverse to your interests. This concentration of ownership could present or delay a change of control of us or deprive shareholders of a right to receive a premium for their shares as part of our sale, which could also affect the market price of our common stock.

A significant percentage of our outstanding voting stock is held by a concentrated number of shareholders which could impact your liquidity.

As of December 31, 2011, approximately 36.8% of our outstanding common stock was held by NTR, Wilon, and our executive officers and directors. Continued concentrated ownership could result in fewer shares being available to be traded in the market, resulting in reduced liquidity. In addition, a decision by one or more large shareholder to liquidate its holdings could adversely affect the trading price of our stock. On August 11, 2010, the SEC declared effective the S-3 Registration Statement we had filed at the request of NTR to register the resale of 11,227,653 shares of our common stock representing all of NTR’s shares held at that date, as permitted under the Shareholders’ Agreement. The registration statement permits NTR to sell some or all of its shares without restriction. On September 9, 2011, we repurchased 3.5 million shares of common stock from NTR plc reducing their ownership to 7,727,653 shares. Following this offering and our repurchase of additional shares from NTR, Wilon and our executive officers and directors will hold approximately 15.0% of our outstanding common stock.

Anti-takeover provisions could make it difficult for a third party to acquire us.

Our second amended and restated articles of incorporation, our amended and restated bylaws and Iowa law contain anti-takeover provisions that could have the effect of delaying or preventing changes in control of us or our management. These provisions could also discourage proxy contests and make it more difficult for our shareholders to elect directors and take other corporate actions without the concurrence of our Board of Directors. The provisions in our charter documents include the following:

•	a classified Board of Directors pursuant to which our directors are divided into three classes, with three-year staggered terms;

•	members of our Board of Directors can only be removed for cause by shareholders with the affirmative vote of not less than two-thirds of the outstanding shares of capital stock;

•	shareholder action may be taken only at a special or annual meeting, and not by any written consent, except where required by Iowa law;

•	our bylaws restrict our shareholders’ ability to make proposals at shareholder meetings; and

•	our Board of Directors has the ability to cause us to issue authorized and unissued shares of stock from time to time.

We are subject to the provisions of the Iowa Business Corporations Act, or IBCA, under which, certain business combinations between an Iowa corporation whose stock is publicly traded or held by more than 2,000 shareholders and an interested shareholder are prohibited for a three-year period following the date that such a shareholder became an interested shareholder unless certain exemption requirements are met. In addition, certain other provisions of the IBCA may have anti-takeover effects in certain situations.

Certain provisions in our convertible notes and the related indenture could make it more difficult or more expensive for a third party to acquire us. For example, if a takeover would constitute a fundamental change, holders of the notes will have the right to require us to repurchase their notes in cash. In addition, if a takeover constitutes a make-whole fundamental change, we may be required to increase the conversion rate for holders who convert their notes in connection with such takeover. In either case, and in other cases, our obligations under the notes and the related indenture could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management.

The foregoing items may discourage transactions that otherwise could provide for the payment of a premium over prevailing market prices of our common stock and also could limit the price that investors are willing to pay in the future for shares of our common stock.

Non-U.S. holders may be subject to U.S. income tax with respect to gain on disposition of their common stock.

If we are or have been a U.S. real property holding corporation at any time within the shorter of the five-year period preceding a disposition of common stock by a non-U.S. holder or such holder’s holding period of the stock disposed of, such non-U.S. holder may be subject to United States federal income tax with respect to gain on such disposition. Because the determination of whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of our other trade or business assets and our non-U.S. real property interests, there can be no assurance that we are not a USRPHC or will not become one in the future. For further information, see the section entitled “Material United States Federal Income Tax Considerations for Non-U.S. Holders.”

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock by the selling shareholder pursuant to this offering. All proceeds from this offering will be solely for the account of the selling shareholder.

OUR REPURCHASE OF SHARES FROM THE SELLING SHAREHOLDER

On February 28, 2012, we entered into an agreement with the selling shareholder named herein under which we are obligated to purchase 3,700,000 shares of common stock from the selling shareholder at the same purchase price paid by the underwriter in this offering, but subject to a maximum repurchase price. Our purchase from the selling shareholder is also conditioned on the sale of shares in this offering, and we expect our purchase of the shares from the selling shareholder to close on the third business day following the selling shareholder’s sale of their shares to the underwriter. We will purchase 1,000,000 shares with cash and issue a one-year note bearing 5% interest per annum for the remainder of the 2,700,000 shares, which will be secured by the shares being repurchased and our interest in Green Plains Shenandoah LLC. In addition, Michael McNicholas, the Chief Executive Officer of NTR plc, currently serves on our Board of Directors. Upon completion of this offering and our repurchase of shares from the selling shareholder, Mr. McNicholas will resign from our Board of Directors.

SELLING SHAREHOLDER

We have registered shares of our common stock for sale by the selling shareholder named below. In accordance with the terms of the Shareholders’ Agreement, we will pay all of the selling shareholder’s expenses except for underwriting and counsel fees, discounts and commissions incurred with respect to this offering. The following table sets forth:

•	The number and percent of shares of our common stock that the selling shareholder beneficially owned prior to the offering of the shares under this prospectus supplement;

•	The number of shares of our common stock that may be offered hereby;

•	The number of shares to be repurchased by us; and

•	The number and percent of shares of our common stock to be beneficially owned by the selling shareholder after the offering of the shares and our repurchase from the selling shareholder.

This table is prepared solely based on information supplied to us by the selling shareholder and assumes no exercise of the underwriter’s over-allotment option. The applicable percentages of beneficial ownership are based on an aggregate of 32,913,611 shares of our common stock issued and outstanding on December 31, 2011, adjusted as may be required by rules promulgated by the SEC.

Selling Shareholder	Shares Beneficially Owned Prior to Offering		Number of Shares to be Sold in this Offering	Number of Shares to be Repurchased by Us	Shares Beneficially Owned After this Offering and our Repurchase
	Number	Percent			Number	Percent
NTR plc(1)	7,727,653	23.5%	3,000,000	3,700,000	1,027,653	3.5%

(1)	The Chief Executive Officer of NTR plc, Michael McNicholas, currently serves on our Board of Directors. He will resign from our Board of Directors upon completion of this offering and our repurchase of shares from the selling shareholder.

In October 2008, upon the consummation of the merger among our wholly-owned merger subsidiary, VBV LLC, or VBV, certain other parties and us, the shares of VBV that were held by NTR, the controlling shareholder of VBV, were converted into a total of 6,548,532 shares of our common stock. At the same time, affiliates of NTR purchased an additional 6,000,000 shares of our common stock at a purchase price of $10.00 per share, for a total cash purchase price of $60,000,000. In connection with these transactions, certain affiliates of NTR entered into a Shareholders’ Agreement with us, pursuant to which they held the right to designate certain members of our Board of Directors, which right terminated in October 2010 in accordance with the terms of the Shareholders’ Agreement.

For additional information regarding our obligation to purchase additional shares of common stock from the selling shareholder, see “Our Repurchase of Shares from the Selling Shareholder.”

PRICE RANGE OF COMMON STOCK

Our common stock trades under the symbol “GPRE” on The NASDAQ Global Select Market, or NASDAQ. The following table sets forth, for the periods indicated, the range of high and low sale prices for our common stock on NASDAQ.

	HIGH	LOW
Year Ended December 31, 2012:
First Quarter (through February 28, 2012)	$12.00	$9.60

Year Ended December 31, 2011:
Fourth Quarter	11.48	8.34
Third Quarter	12.06	9.06
Second Quarter	12.80	9.87
First Quarter	13.00	10.97

Year Ended December 31, 2010:
Fourth Quarter	13.64	10.53
Third Quarter	12.35	8.12
Second Quarter	16.25	10.12
First Quarter	17.97	11.23

Year Ended December 31, 2009:
Fourth Quarter	16.00	6.50
Third Quarter	8.28	6.03
Second Quarter	9.45	1.95
First Quarter	3.29	1.12

On February 28, 2012, the last sale price of our common stock as reported by NASDAQ was $11.76 per share. As of February 28, 2012, there were 2,885 holders of record of our common stock. This number does not include beneficial owners holding shares of our common stock through nominee names.

DIVIDEND POLICY

To date, we have not paid dividends on our common stock. The payment of dividends on our common stock in the future, if any, is at the discretion of the Board of Directors and will depend upon our earnings, capital requirements, financial condition and other factors our Board of Directors views as relevant. The payment of dividends may also effectively be limited by covenants in our subsidiaries’ loan agreements. Our Board of Directors does not intend to declare any dividends in the foreseeable future.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 75,000,000 shares of common stock at a par value $0.001 per share. As of December 31, 2011, there were approximately 32,913,611 shares of common stock issued and outstanding, held by approximately 2,673 shareholders of record, not including beneficial holders whose shares are held in names other than their own. Additionally, we issued warrants to purchase 700,000 shares of our common stock in connection with our acquisition of Global Ethanol.

The following descriptions of our common stock and provisions of our Second Amended and Restated Articles of Incorporation, as amended, and our Amended and Restated Bylaws, as amended, are only summaries, and we encourage you to review complete copies of these documents, which have been filed as exhibits to our periodic reports with the SEC.

Dividends, Voting Rights and Liquidation

Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders and do not have cumulative voting rights. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations.

Listing

Our common stock is listed on The NASDAQ Global Select Market under the symbol “GPRE.”

Transfer Agent and Registrar

Computershare Trust Company, N.A., is the transfer agent and registrar for our common stock. Their address is 250 Royall Street, Canton, Massachusetts 02021, and their telephone number is (800) 962-4284.

Iowa Law and Certain Charter and Bylaw Provisions

The provisions of (1) Iowa law, (2) our Second Amended and Restated Articles of Incorporation, as amended, and (3) our Amended and Restated Bylaws, as amended, discussed below could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that shareholders may otherwise consider to be in their best interests or in our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. These provisions also are intended to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.

Iowa Statutory Business Combinations Provision. We are subject to the anti-takeover provisions of Section 490.1110 of the Iowa Business Corporation Act. In general, Section 490.1110 prohibits a publicly-held Iowa corporation from engaging in a “business combination” with an “interested shareholder” for a period of three years after the date of the transaction in which the person became an interested shareholder, unless the business combination is, or the transaction in which the person became an interested shareholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 490.1110, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and, subject to certain exceptions, an “interested shareholder” is a person who, together with his or her affiliates and associates, owns (or within three years prior, did own) 10% or more of the corporation’s voting stock.

Classified Board of Directors; Removal of Directors for Cause. Our Second Amended and Restated Articles of Incorporation, as amended, and Amended and Restated Bylaws provide that our board of directors is divided into three classes, each serving staggered three-year terms ending at the annual meeting of our shareholders. All directors elected to our classified board of directors will serve until the election and qualification of their respective successors or their earlier resignation or removal. The board of directors is authorized to create new directorships and to fill such positions so created and is permitted to specify the class to which any such new position is assigned. The person filling such position would serve for the term applicable to that class. The board of directors (or its remaining members, even if less than a quorum) is also empowered to fill vacancies on the board of directors occurring for any reason for the remainder of the term of the class of directors in which the vacancy occurred. Members of the board of directors may only be removed for cause and only by the affirmative vote of 66 2/3% of our outstanding voting stock. These provisions are likely to increase the time required for shareholders to change the composition of the board of directors. For example, in general, at least two annual meetings will be necessary for shareholders to effect a change in a majority of the members of the board of directors.

Advance Notice Provisions for Shareholder Proposals and Shareholder Nominations of Directors. Our Amended and Restated Bylaws provide that, for nominations to the board of directors or for other business to be properly brought by a shareholder before a meeting of shareholders, the shareholder must first have given timely notice of the proposal in writing to our Secretary. A shareholder’s notice generally must be delivered not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event less than 60 days notice or prior public disclosure of the date of the meeting is given, the notice must be received not later than the 10th day following notice of the meeting or such public disclosure. Detailed requirements as to the form of the notice and information required in the notice are specified in the Amended and Restated Bylaws. If it is determined that business was not properly brought before a meeting in accordance with our bylaw provisions, such business will not be conducted at the meeting.

Special Meetings of Shareholders. Special meetings of the shareholders may be called only by our Chairman of the Board, Chief Executive Officer, President, the Board of Directors, or as otherwise allowed under the Iowa Business Corporation Act.

No Shareholder Action by Written Consent. Our Amended and Restated Bylaws do not permit our shareholders to act by written consent, except where otherwise required by the Iowa Business Corporation Act. As a result, any action to be effected by our shareholders must be effected at a duly called annual or special meeting of the shareholders.

Super-Majority Shareholder Vote Required for Certain Actions. The Iowa Business Corporation Act provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s articles of incorporation or bylaws, unless the corporation’s articles of incorporation or bylaws, as the case may be, requires a greater percentage. An affirmative 66 2/3% vote of our outstanding voting stock is required for any amendment to, or repeal of, our Amended and

Restated Bylaws by the shareholders. Our Amended and Restated Bylaws may be amended or repealed by a simple majority vote of the Board of Directors, except for select provisions, which require a super-majority vote.

Shareholders’ Agreement

Under a Shareholders’ Agreement dated May 7, 2008, between us and certain shareholders:

•

The holders of at least 30% of the registrable securities subject to the agreement may request that we file a Form S-1 registration statement with respect to at least 20% of their registrable securities.

•

The holders of at least 20% of the registrable securities subject to the agreement may request that we file a Form S-3 registration statement with respect to registrable securities having an anticipated aggregate offering price of at least $5 million dollars.

In both cases, if we believe in our good faith judgment that such registration statement would be materially detrimental to us and our shareholders, because such action would (i) materially interfere with a significant acquisition, corporate reorganization or other similar transaction involving us; (ii) require premature disclosure of material information that we have a bona fide business purpose for preserving as confidential; or (iii) render us unable to comply with requirements under the Securities Act of 1933, as amended, or the Exchange Act, we have the right to defer taking action with respect to the filing such registration statement for a period of not more than 75 days after such request. We may invoke this right two times in any 12-month period.

We are not be obligated to file a Form S-1 registration statement (i) during a period that is 30 days before and 90 days after the effective date of a company-filed registration statement; (ii) after we have effected two registration statements under the Shareholders’ Agreement; or (iii) if the request for registration can be effected on a Form S-3 registration. Additionally, we are not obligated to file a Form S-3 registration statement (i) during a period that is 30 days before and 90 days after the effective date of a company-filed registration statement; or (ii) if we have effected two Form S-3 registrations within the 12 months preceding such request. In no event are we obligated to effect more than four registrations under the Shareholders’ Agreement.

In the event we propose to register any of our common stock, we are obligated to give notice to the holders of registrable securities under the Shareholders’ Agreement to allow them to piggyback onto such registration, and include such holders’ registrable securities in such registration. In any offering by us involving an underwriting of our shares, we are not required to include any holders’ registrable securities unless the holders agree to the terms agreed to by us and then only in such amounts as the underwriter determines will not jeopardize the success of our offering.

If the registration request by holders includes a request to distribute registrable securities by means of an underwriting, the holders must make such a request of us. All holders proposing to distribute their securities through such underwriting shall be party to an underwriting agreement and if a limit is imposed on the number of shares to be underwritten, then all holders shall be allocated their proportionate share of such underwriting. If, as a result of an underwriter cutback, fewer than 50% of the registrable securities requested to be registered by the holders are included in such registration, then that registration shall not be counted toward the maximum number of registrations permitted under the Shareholders’ Agreement.

When required to effect a registration, we are obligated to, among other things, (i) prepare and file with the SEC the applicable registration statement, amendments and supplements as necessary; (ii) take other usual and customary actions to provide information to the holders, and effect such registration; (iii) use its commercially reasonable efforts to cause the registrable securities to be listed on a national securities exchange or trading system; and (iv) pay all such expenses of such registration other than (a) selling expenses, underwriting discounts, selling commissions, and stock transfer taxes related to the selling holders’ shares, and (b) fees of selling holders’ legal counsel.

We and any selling shareholders agree to indemnify the other, under certain circumstances, from any loss, damage or liability to which a party may become subject under federal and state securities laws in connection with their respective obligations under the Shareholders’ Agreement. We further agree (i) to make and keep available adequate current public information, and (ii) that we shall not, for a period two years after the date of the Shareholders’ Agreement, without the consent of the holders of the majority of registrable securities covered by the agreement, allow any holder or prospective holder to include such securities in any registration or allow any holder or prospective holder to initiate a demand for registration. The registration rights granted under the Shareholders’ Agreement terminate upon the fifth anniversary of the date of the agreement.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

General

The following is a general summary of the material U.S. federal income tax consequences to a non-U.S. holder (as defined below) of the acquisition, ownership and disposition of the common stock purchased by the investor pursuant to this offering. This discussion assumes that a non-U.S. holder will hold each share of our common stock issued and purchased pursuant to this offering as a “capital asset” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a non-U.S. holder in light of that investor’s particular circumstances. In addition, this discussion does not address (a) U.S. federal non-income tax laws, such as estate or gift tax laws, (b) state, local or non-U.S. tax consequences, or (c) the special tax rules that may apply to certain investors, including, without limitation, banks, insurance companies, financial institutions, broker-dealers, taxpayers that have elected mark-to-market accounting, taxpayers subject to the alternative minimum tax provisions of the Code, persons that acquire the common stock pursuant to the exercise of employee stock options, in connection with employee stock incentive plans or otherwise as compensation, tax-exempt entities, governments or agencies or instrumentalities thereof, regulated investment companies, real estate investment trusts, persons whose functional currency is not the U.S. dollar, expatriates or former long-term residents of the United States, persons that own, or have owned, actually or constructively, more than 5% of our common stock, or investors that acquire, hold, or dispose of our common stock as part of a straddle, hedge, wash sale, constructive sale or conversion transaction or other integrated transaction. Additionally, this discussion does not consider the tax treatment of entities treated as partnerships or other pass-through entities for U.S. federal income tax purposes or of persons who hold our common stock through such entities. The tax treatment of a partnership and each partner thereof will generally depend upon the status and activities of the partnership and such partner. Thus, partnerships, other pass-through entities and persons holding our common stock through such entities should consult their tax advisors. In addition, this discussion assumes that any distributions made (or deemed made) by us on our common stock and any consideration received by a non-U.S. holder in consideration for the sale or other disposition of our common stock will be in U.S. dollars.

This discussion is based on current provisions of the Code, its legislative history, U.S. Treasury regulations promulgated under the Code, judicial opinions, and published rulings and procedures of the U.S. Internal Revenue Service (“IRS”), all as in effect on the date of this prospectus supplement. These authorities are subject to differing interpretations or to change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed below, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

As used in this discussion, a non-U.S. holder is any beneficial owner of our common stock that is not a partnership (or entity treated as a partnership for U.S. federal income tax purposes) or a “U.S. person” for federal income tax purposes. A “U.S. person” means a person that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized (or treated as created or organized) in or under the laws of the United States or of any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it was in existence on August 20, 1996 and has in effect a valid election to be treated as a U.S. person under applicable U.S. Treasury regulations.

Special rules may apply to non-U.S. holders that are subject to special treatment under the Code, including controlled foreign corporations, passive foreign investment companies, United States expatriates, and foreign persons eligible for benefits under an applicable income tax treaty with the United States. Such non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR IN OUR COMMON STOCK IS URGED TO CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS, AND ANY APPLICABLE TAX TREATIES.

Taxation of Distributions

Any distribution we make to a non-U.S. holder of shares of our common stock, other than certain pro rata distributions of common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute a dividend for U.S. federal income tax purposes. Any distribution not constituting a dividend will be treated for U.S. federal income tax purposes as a tax-free return of capital to the extent of the non-U.S. holder’s adjusted tax basis in its shares of our common stock (with a corresponding reduction to such basis), and, to the extent such distribution exceeds the non-U.S. holder’s adjusted tax basis, as gain from the sale or other disposition of the common stock, which will be treated as described under “Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Generally, any distribution to a non-U.S. holder that is a dividend for U.S. federal income tax purposes and that is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the Unites States, as described below, will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividend, unless such non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN). If the non-U.S. holder holds the stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, who then will be required to provide certification to us or our paying agent, either directly or through other intermediaries. If U.S. federal income tax is withheld on the amount of a distribution in excess of the amount constituting a dividend, the non-U.S. holder may obtain a refund of all or a portion of the excess amount withheld by timely filing a claim for refund with the IRS. If a non-U.S. holder holds shares of our common stock in connection with a trade or business in the United States, dividends we pay to a non-U.S. holder that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (or, if certain income tax treaties apply, are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder) generally will not be subject to U.S. withholding tax, provided such non-U.S. holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate tax rates applicable to U.S. persons. If the non-U.S. holder is a foreign corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult any applicable income tax treaties that may provide for different rules.

A non-U.S. holder who claims the benefit of an applicable income tax treaty generally will be required to satisfy applicable certification and other requirements prior to the distribution date. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

A non-U.S. holder generally will not be subject to U.S. federal income tax in respect of gain recognized on a sale, exchange or other taxable disposition of common stock, unless:

•

the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (or, under certain income tax treaties, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•

we are or have been a “United States real property holding corporation,” or USRPHC, within the meaning of the “Foreign Investment in Real Property Tax Act,” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that you held our common stock.

Unless an applicable tax treaty provides otherwise, gain described in the first and third bullet points above generally will be subject to U.S. federal income tax, net of certain deductions, at the same tax rates applicable to U.S. persons. Any gains described in the first bullet point above of a non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Any U.S. source capital gain of a non-U.S. holder described in the second bullet point above (which may be offset by U.S. source capital losses during the taxable year of the disposition provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses) generally will be subject to a flat 30% U.S. federal income tax (or such lower rate as may be specified by an applicable income tax treaty).

In connection with the third bullet point above, we generally will be classified as a USRPHC if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We have not made a determination of whether we currently are, or expect to be for the foreseeable future, a USRPHC. However, even if we are or have been a USRPHC, so long as our common stock is regularly traded on an established securities market, a non-U.S. holder will not recognize taxable gain, if any, on a sale, exchange or other taxable disposition of the common stock under the third bullet point above unless the non-U.S. holder recognizes gain on the sale, exchange or other taxable disposition of our common stock which is regularly traded, and actually or constructively owns more than 5% of our common stock at any time during the five-year period ending on the date of disposition or, if shorter, the non-U.S. holder’s holding period for the common stock. If a non-U.S. holder recognizes taxable gain pursuant to the third bullet point above, the holder may be subject to withholding tax at a 10% rate with respect to the gross proceeds realized with respect to the sale, exchange, or other taxable disposition of the common stock. Non-U.S. holders, particularly those non-U.S. holders that could be treated as actually or constructively holding more than 5% of our common stock, should consult their own tax advisors regarding the U.S. federal income tax consequences of owning and disposing of our common stock.

Information Reporting and Backup Withholding

We generally must report annually to the IRS and to each non-U.S. holder the amount of dividends and certain other distributions we pay to such holder on our common stock and the amount of tax, if any, withheld with respect to those distributions. Copies of the information returns reporting those distributions and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.

Information reporting is also generally required with respect to proceeds from the sales and other dispositions of our common stock to or through the United States office (and in certain cases, the foreign office) of a broker.

In addition, backup withholding of U.S. federal income tax, currently at a rate of 28%, generally will apply to distributions made on our common stock to, and the proceeds from sales and other dispositions of our common stock by, a non-corporate U.S. holder who:

•	fails to provide an accurate taxpayer identification number;

•	is notified by the IRS that backup withholding is required; or

•	in certain circumstances, fails to comply with applicable certification requirements.

A non-U.S. holder generally may eliminate the requirement for information reporting and backup withholding with respect to payments of dividends by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge or reason to know that the holder is a United States person that is not an exempt recipient.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. holder’s or a non-U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

Newly enacted legislation may impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and proceeds of the sale of common stock to certain non-U.S. holders. The legislation imposes a 30% withholding tax on dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a foreign financial institution or to a foreign non-financial entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, or (ii) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. Although this legislation currently applies to applicable payments made after December 31, 2012, recently issued Proposed Treasury Regulations provide that the withholding provisions described above will generally apply to payments of dividends on our common stock made on or after January 1, 2014 and to payments of gross proceeds from a sale or other disposition of such stock on or after January 1, 2015. Prospective investors should consult their tax advisors regarding this legislation.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement to be dated on or about March 1, 2012, between us, the selling shareholder and Jefferies & Company, Inc., as underwriter, the selling shareholder has agreed to sell to the underwriter and the underwriter has agreed to purchase from the selling shareholder the entire 3,000,000 common shares offered by this prospectus supplement.

The underwriting agreement provides that the obligations of the underwriter is subject to certain conditions precedent such as the receipt by the underwriter of officers’ certificates and legal opinions and approval of certain legal matters by its counsel. The underwriting agreement provides that the underwriter will purchase all of the shares if any of the shares are purchased. The selling shareholder has agreed to indemnify the underwriter and certain of its controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make in respect of those liabilities.

The underwriter has advised us that they currently intend to make a market in the common shares. However, the underwriter is not obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the common shares.

The underwriter is offering the common shares subject to its acceptance of the shares from the selling shareholder and subject to prior sale. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriter has advised us that it does not intend to confirm sales to any account over which it exercises discretionary authority.

The underwriter proposes to offer the shares of our common stock hereby from time to time for sale in one or more transactions on The NASDAQ Global Select Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. The underwriter may effect such transactions by selling the shares to or through dealers and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriter and/or purchasers of shares for whom they may act as agents or to whom they may sell as principal.

Commission and Expenses

We estimate expenses payable by us in connection with this offering will be approximately $150,000.

Listing

Our common shares trade on The NASDAQ Global Select Market under the trading symbol “GPRE.”

Option to Purchase Additional Shares

The selling shareholder has granted to the underwriter an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an aggregate of 450,000 additional common shares from the selling shareholder at the purchase price set forth on the cover page of this prospectus supplement. This option may be exercised only if the underwriter sells more shares than the total number set forth on the cover page of this prospectus supplement.

No Sales of Similar Securities

We, our officers, directors and certain holders of our outstanding capital shares and other securities have agreed, subject to specified exceptions, not to directly or indirectly:

■

sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any common shares, options or warrants to acquire common shares, or securities exchangeable or exercisable for or convertible into common shares currently or hereafter owned either of record or beneficially, or

■	publicly announce an intention to do any of the foregoing for a period of 45 days after the date of this prospectus supplement without the prior written consent of Jefferies & Company, Inc.

This restriction terminates after the close of trading of the common shares on and including the 45 days after the date of this prospectus supplement. However, subject to certain exceptions, in the event that either:

■	during the last 17 days of the 45-day restricted period, we issue an earnings release or material news or a material event relating to us occurs, or

■	prior to the expiration of the 45-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 45-day restricted period,

then in either case the expiration of the 45-day restricted period will be extended until the expiration of the 18-day period beginning on the date of the issuance of an earnings release or the occurrence of the material news or event, as applicable, unless Jefferies & Company, Inc. waives, in writing, such an extension.

Jefferies & Company, Inc. may, in its sole discretion and at any time or from time to time before the termination of the 45-day period, without public notice, release all or any portion of the securities subject to the lock-up agreements. There are no existing agreements between the underwriter and any of our shareholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.

Stabilization

The underwriter has advised us that, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, certain persons participating in the offering may engage in transactions, including overallotment, stabilizing bids, syndicate covering transactions or the imposition of penalty bids, which may have the effect of stabilizing or maintaining the market price of the common shares at a level above that which might otherwise prevail in the open market. Overallotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional shares of our common shares in this offering. The underwriter may close out any covered short position by either exercising its option to purchase additional shares of our common shares or purchasing shares of our common shares in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our common shares. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares of our common shares in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of common shares on behalf of the underwriter for the purpose of fixing or maintaining the price of the common shares. A syndicate covering transaction is the bid for or the purchase of common shares on behalf of the underwriter to reduce a short position incurred by the underwriter in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of our common shares. As a result, the price of our common shares may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common shares originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

None of we, the selling shareholder or the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common shares. The underwriter is not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriter may also engage in passive market making transactions in our common shares on the NASDAQ Global Select Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common shares in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus supplement in electronic format may be made available by e-mail or on the web sites or through online services maintained by the underwriter or its affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of common shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on the underwriter’s web sites and any information contained in any other web site maintained by the underwriter is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriter and should not be relied upon by investors.

Affiliations and Conflicts of Interest

The underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the issuer, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriter and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriter and certain of its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Investors

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, an offer of our common stock to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to our common stock which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive if they have been implemented in the Relevant Member State:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons per Relevant Member State (other than qualified investors as defined in the Prospectus Directive); or

(d) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of our common stock to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our common stock to be offered so as to enable an investor to decide to purchase or subscribe our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Shares of our common stock may not be offered or sold and will not be offered or sold to any persons in the United Kingdom other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which have not resulted or will not result in an offer to the public in the United Kingdom within the meaning of the Financial Services and Markets Act 2000, or the FSMA.

In addition, any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of shares of our common stock may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us. Without limitation to the other restrictions referred to herein, this prospectus supplement is directed only at (1) persons outside the United Kingdom or (2) persons who:

(a) are qualified investors as defined in section 86(7) of FSMA, being persons falling within the meaning of article 2.1(e)(i), (ii) or (iii) of the Prospectus Directive; and

(b) are either persons who fall within article 19(1) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or Order, or are persons who fall within article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Order; or

(c) to whom it may otherwise lawfully be communicated in circumstances in which Section 21(1) of the FSMA does not apply.

Without limitation to the other restrictions referred to herein, any investment or investment activity to which this offering circular relates is available only to, and will be engaged in only with, such persons, and persons within the United Kingdom who receive this communication (other than persons who fall within (2) above) should not rely or act upon this communication.

Germany

Any offer or solicitation of securities within Germany must be in full compliance with the German Securities Prospectus Act (Wertpapierprospektgesetz—WpPG). The offer and solicitation of securities to the public in Germany requires the publication of a prospectus that has to be filed with and approved by the German Federal Financial Services Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht—BaFin). This prospectus supplement has not been and will not be submitted for filing and approval to the BaFin and, consequently, will not be published. Therefore, this prospectus supplement and the accompanying prospectus do not constitute a public offer under the German Securities Prospectus Act (Wertpapierprospektgesetz). This prospectus supplement, the accompanying prospectus and any other document relating to our common stock, as well as any information contained therein, must therefore not be supplied to the public in Germany or used in connection with any offer for subscription of our common stock to the public in Germany, any public marketing of our common stock or any public solicitation for offers to subscribe for or otherwise acquire our common stock. This prospectus supplement, the accompanying prospectus and other offering materials relating to the offer of our common stock are strictly confidential and may not be distributed to any person or entity other than the designated recipients hereof.

Sweden

This is not a prospectus under, and has not been prepared in accordance with the prospectus requirements provided for in, the Swedish Financial Instruments Trading Act [lagen (1991:980) om handel med finasiella instrument] nor any other Swedish enactment. Neither the Swedish Financial Supervisory Authority nor any other Swedish public body has examined, approved, or registered this document.

France

This prospectus has not been prepared in the context of a public offering of financial securities in France within the meaning of Article L.411-1 of the French Code Monétaire et Financier and Title I of Book II of the Règlement Général of the Autorité des marchés financiers (the “AMF”) and therefore has not been and will not be filed with the AMF for prior approval or submitted for clearance to the AMF. Consequently, the shares of our common stock may not be, directly or indirectly, offered or sold to the public in France and offers and sales of the shares of our common stock may only be made in France to qualified investors (investisseurs qualifiés) acting for their own, as defined in and in accordance with Articles L.411-2 and D.411-1 to D.411-4, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code Monétaire et Financier. Neither this prospectus nor any other offering material may be released, issued or distributed to the public in France or used in connection with any offer for subscription on sale of the shares of our common stock to the public in France. The subsequent direct or indirect retransfer of the shares of our common stock to the public in France may only be made in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code Monétaire et Financier.

Hong Kong

Our securities may not be offered or sold in Hong Kong, by means of this prospectus supplement or any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (ii) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong). No advertisement, invitation or document relating to our securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This document has not been registered as a prospectus with the Monetary Authority of Singapore and in Singapore, the offer and sale of our securities is made pursuant to exemptions provided in sections 274 and 275 of the Securities and Futures Act, Chapter 289 of Singapore (“SFA”). Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our securities may not be circulated or distributed, nor may our securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA pursuant to Section 274 of the SFA, (ii) to a relevant person as defined in section 275(2) of the SFA pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with the conditions (if any) set forth in the SFA. Moreover, this document is not a prospectus as defined in the SFA. Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply. Prospective investors in Singapore should consider carefully whether an investment in our securities is suitable for them.

Where our securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) by a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) for a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that corporation or that trust has acquired the shares under Section 275 of the SFA, except:

(1) to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or any person pursuant to an offer that is made on terms that such shares of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA;

(2) where no consideration is given for the transfer; or

(3) where the transfer is by operation of law.

In addition, investors in Singapore should note that the securities acquired by them are subject to resale and transfer restrictions specified under Section 276 of the SFA, and they, therefore, should seek their own legal advice before effecting any resale or transfer of their securities.

LEGAL MATTERS

The validity of the shares of our common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Husch Blackwell LLP. Certain legal matters with respect to the common stock offered pursuant to this prospectus supplement will be passed upon for the selling shareholder by Sidley Austin LLP. Certain legal matters in connection with this offering will be passed upon for the underwriter by Latham & Watkins LLP.

EXPERTS

The consolidated financial statements and related financial statement schedule of Green Plains Renewable Energy, Inc. and subsidiaries as of December 31, 2011 and 2010 and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 have been, incorporated by reference herein, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and accompanying prospectus constitute a part of a registration statement on Form S-3 that was declared effective on August 11, 2010, by the SEC under the Securities Act of 1933, as amended. We refer you to that registration statement for further information about us and the common stock offered hereby.

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s web site at www.sec.gov, and on our web site at www.gpreinc.com. The information contained on our web site is not included or incorporated by reference into this prospectus supplement or the accompanying prospectus. Additionally you may request, orally or in writing, a copy of these filings, which will be provided to you at no cost, by contacting our executive offices at (402) 884-8700 or in writing to 450 Regency Parkway, Suite 400, Omaha, Nebraska 68114, Attention: Investor Relations.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and information we file later with the SEC will automatically update and supersede this information as of the date of filing of such information. We incorporate by reference any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The following documents are also hereby incorporated by reference:

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Our Definitive Proxy Statement on Schedule 14A, filed on March 25, 2011 (but only those portions thereof incorporated by reference into our Annual Report on Form 10-K filed on March 4, 2011, as amended by Form 10-K/A filed on June 8, 2011).

•	Our Annual Report on Form 10-K, filed on February 17, 2012.

•	Our Current Report on Form 8-K, filed on February 29, 2012.

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The description of our common stock set forth in our registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on December 16, 2005, including any amendment or report filed with the SEC for the purpose of updating this description.

This prospectus supplement may contain information that updates, modifies or is contrary to information in the document incorporated by reference in this prospectus supplement. To the extent that any statements contained in a document incorporated by reference are modified or superseded by any statements contained in this prospectus supplement, such statements shall not be deemed incorporated in this prospectus supplement except as so modified or superseded. Reports we file with the SEC after the date of this prospectus supplement may also contain information that updates, modifies or is contrary to information in this prospectus supplement or in a document incorporated by reference in this prospectus supplement. Investors should review these reports as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus supplement.

You may request, orally or in writing, a copy of these filings, which will be provided to you at no cost, by contacting our executive offices at (402) 884-8700 or in writing to 450 Regency Parkway, Suite 400, Omaha, Nebraska 68114, Attention: Investor Relations.

PROSPECTUS

GREEN PLAINS RENEWABLE ENERGY, INC.

COMMON STOCK

This prospectus relates to the potential resale of up to 11,227,653 shares of Green Plains Renewable Energy, Inc. common stock that the selling shareholder named in this prospectus may offer for sale from time to time. The registration of the shares of common stock does not necessarily mean that the selling shareholder will offer or sell all or any of these securities. All of the shares offered hereby are being sold by the selling shareholder named in this prospectus and we will not receive any proceeds from the sale of the shares covered by this prospectus. We will bear the costs and fees of the registration of the shares, and the selling shareholder will bear all commissions and discounts, if any, attributable to the sales of the shares.

The prices at which the selling shareholder or its permitted transferees may dispose of its shares or interests therein will be determined by the selling shareholder at the time of sale and may be at the prevailing market price for the shares, at prices related to such market price, at varying prices determined at the time of sale, or at negotiated prices. Information regarding the selling shareholder and the times and manner in which it may offer and sell the shares or interests therein under this prospectus is provided under “Selling Shareholder” and “Plan of Distribution” in this prospectus.

Our common stock trades under the symbol “GPRE” on The NASDAQ Global Market, or NASDAQ. On August 10, 2010, the last sale price of our common stock as reported by NASDAQ was $9.25 per share.

Investing in our common stock involves risks. See “Risk Factors” on page 2 of this prospectus as well as in the documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS AUGUST 11, 2010.

ABOUT THIS PROSPECTUS

All references to “we,” “us,” “our,” “Green Plains” or the “Company” in this prospectus and any accompanying prospectus supplement refer to Green Plains Renewable Energy, Inc., an Iowa corporation, and its subsidiaries.

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration or continuous offering process. Under this shelf process, the selling shareholder may from time to time sell the shares of common stock described in this prospectus in one or more offerings. We will not receive any proceeds from the resale by the selling shareholder of the offered securities described in this prospectus.

Additionally, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by the selling shareholder. We may also provide a prospectus supplement to add, update or change information contained in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should carefully read both this prospectus and each applicable prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and `Incorporation of Documents by Reference.”

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the shelf registration statement. We have omitted parts of the shelf registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the shelf registration statement on Form S-3 of which this prospectus is a part, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC rules and regulations require that an agreement or document be filed as an exhibit to the shelf registration statement, please see that agreement or document for a complete description of these matters.

You should rely only on the information that we have provided or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and any applicable prospectus supplement. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the

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information in this prospectus or any applicable prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security.

Reference to “selling shareholder” refers to the shareholder listed herein under “Selling Shareholder” beginning on page 15 of this prospectus who may sell shares from time to time as described in this prospectus.

CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus contains such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus, and they may also be made a part of this prospectus by reference to other documents filed with the SEC, which is known as “incorporation by reference.”

This prospectus contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Forward-looking statements generally do not relate strictly to historical or current facts, but rather to plans and objectives for future operations based upon management’s reasonable estimates of future results or trends, and include statements preceded by, followed by, or that include words such as “anticipates,” “believes,” “continue,” “estimates,” “expects,” “intends,” “outlook,” “plans,” “predicts,” “may,” “could,” “should,” “will,” and words and phrases of similar impact, and include, but are not limited to, statements regarding future operating or financial performance, business strategy, business environment, key trends, and benefits of actual or planned acquisitions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although we believe that our expectations regarding future events are based on reasonable assumptions, any or all forward-looking statements in this prospectus may turn out to be incorrect. They may be based on inaccurate assumptions or may not account for known or unknown risks and uncertainties. Consequently, no forward-looking statement is guaranteed, and actual future results may vary materially from the results expressed or implied in our forward-looking statements. The cautionary statements in this prospectus expressly qualify all of our forward-looking statements. In addition, we are not obligated, and do not intend, to update any of our forward-looking statements at any time unless an update is required by applicable securities laws. Factors that could cause actual results to differ from those expressed or implied in the forward-looking statements include, but are not limited to, those discussed in the section entitled “Risk Factors” in this prospectus or in any document incorporated by reference. Specifically, we may experience significant fluctuations in future operating results due to a number of economic conditions, including, but not limited to, competition in the ethanol and other industries in which we operate, commodity market risks, financial market risks, counter-party risks, risks associated with changes to federal policy or regulation, and other risk factors detailed in our reports filed with the SEC. Actual results may differ from projected results due, but not limited, to unforeseen developments.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus and in the documents we incorporate by reference. After you read this summary, you should read and consider carefully the more detailed information and financial statements and related notes that we incorporate by reference into this prospectus, especially in the section entitled “Risk Factors” in this prospectus. If you invest in our securities, you are assuming a high degree of risk.

OUR BUSINESS

We are a leading, vertically-integrated producer of ethanol. We have grown rapidly, primarily through acquisitions, and today we have operations throughout the ethanol value chain. Our operations begin upstream with our agronomy and grain handling operations, continue through our approximately 500 million gallons per year, or mmgy, of ethanol production capacity and end downstream with our ethanol marketing, distribution and blending facilities. We focus on generating stable operating margins through our diversified business segments and our risk management strategy. We believe that owning and operating assets throughout the ethanol value chain enables us to mitigate the effects of changes in commodity prices on our profitability and differentiates us from companies focused only on ethanol production.

Our disciplined risk management strategy is designed to lock in operating margins by forward contracting the four primary commodities involved in ethanol production: corn, natural gas, ethanol and distillers grains. We also seek to maintain an environment of continuous operational improvement to increase our efficiency and effectiveness as a low-cost producer of ethanol.

Our executive offices are located at 9420 Underwood Avenue, Suite 100, Omaha, Nebraska 68114, and our telephone number is (402) 884-8700. Our website is www.gpreinc.com. Information contained on our website is not a part of this prospectus.

RISK FACTORS

We operate in an evolving industry that presents numerous risks. Many of these risks are beyond our control and are driven by factors that often cannot be predicted. Investors should carefully consider the risk factors set forth below, as well as the other information appearing in this report, before making any investment in our securities. If any of the risks described below or in the documents incorporated by reference in this prospectus and any applicable prospectus supplement actually occur, our financial results, financial condition or stock price could be materially adversely affected. These risk factors should be considered in conjunction with the other information included in this prospectus.

Risks relating to our business and industry

We have a limited operating history and our business may not be as successful as envisioned.

We began our business in 2004; however, our first ethanol production facility did not commence operations until August 2007, and the fourth quarter of 2009 represents the first full quarter during which all of our current plants were operating at capacity. Accordingly, we have a limited operating history from which you can evaluate our business and prospects. In addition, our prospects must be considered in light of the risks and uncertainties encountered by a company with limited operating history in rapidly-evolving markets, such as the ethanol market, where supply and demand may change significantly in a short amount of time.

Some of these risks relate to our potential inability to:

•	effectively manage our business and operations;

•	successfully execute plans to sell ethanol at prices and on terms favorable to us;

•	recruit and retain key personnel;

•	successfully maintain a low-cost structure through the expansion of scale in business;

•	manage rapid growth in personnel and operations; and

•	successfully address the other risks described throughout this report.

If we cannot successfully address these risks, our business and our results of operations and financial position may suffer.

Our results of operations and ability to operate at a profit is largely dependent on managing the spread among the prices of corn, natural gas, ethanol and distillers grains, the prices of which are subject to significant volatility and uncertainty.

The results of our ethanol production business are highly impacted by commodity prices, including the spread between the cost of corn and natural gas that we must purchase, and the price of ethanol and distillers grains that we sell. Prices and supplies are subject to and determined by market forces over which we have no control, such as weather, domestic and global demand, shortages, export prices, and various governmental policies in the United States and around the world. As a result of price volatility for these commodities, our operating results may fluctuate substantially. Increases in corn prices or natural gas or decreases in ethanol or distillers grains prices may make it unprofitable to operate our plants. No assurance can be given that we will be able to purchase corn and natural gas at, or near, current prices and that we will be able to sell ethanol or distillers grains at, or near, current prices. Consequently, our results of operations and financial position may be adversely affected by increases in the price of corn or natural gas or decreases in the price of ethanol and distillers grains.

In early 2006, the spread between ethanol and corn prices was at historically high levels, driven in large part by oil companies removing a competitive product, methyl tertiary butyl ether, or MTBE, from the fuel stream and replacing it with ethanol in a relatively short time period. However, since that time, this spread has fluctuated widely and narrowed significantly. Fluctuations are likely to continue to occur. A sustained narrow spread or any further reduction in the spread between ethanol and corn prices, whether as a result of sustained high or increased corn prices or sustained low or decreased ethanol prices, would adversely affect our results of operations and financial position. Further, combined revenues from sales of ethanol and distillers grains could decline below our marginal cost of production, which could cause us to suspend production of ethanol and distillers grains at some or all of our plants.

Our risk management strategies, including hedging transactions, may be ineffective and may expose us to decreased liquidity.

In an attempt to partially offset the effects of volatility of ethanol, distillers grains, corn and natural gas prices, we enter into forward contracts to sell a portion of our respective ethanol and distillers grains production or to purchase a portion of our respective corn or natural gas requirements. To a much lesser extent, we also engage in other hedging transactions involving exchange-traded futures contracts for corn, natural gas, ethanol and unleaded gasoline from time to time. The financial statement impact of these activities is dependent upon, among other things, the prices involved and our ability to physically receive or deliver the commodities involved. Hedging arrangements also expose us to the risk of financial loss in situations where the other party to the hedging contract defaults on its contract or, in the case of exchange-traded contracts, where there is a change in the expected differential between the price of the commodity underlying the hedging agreement and the actual prices paid or received by us for the physical commodity bought or sold. Hedging activities can themselves result in losses when a position is purchased in a declining market or a position is sold in a rising market. A hedge position is often settled in the same time frame as the physical commodity is either purchased (corn and natural gas) or sold (ethanol and distillers grains). Hedging losses may be offset by a decreased cash price for corn and natural gas and an increased cash price for ethanol and distillers grains. We also vary the amount of hedging or other risk mitigation strategies we undertake, and we may choose not to engage in hedging transactions at all. We cannot assure you that our risk management and hedging activities will be effective in offsetting the effects of volatility. If we fail to offset such volatility, our results of operations and financial position may be adversely affected.

We also attempt to reduce the market risk associated with fluctuations in commodity prices through the use of derivative financial instruments. Sudden changes in commodity prices may require cash deposits with brokers, or margin calls. Depending on our open derivative positions, we may require additional liquidity with little advance notice to meet margin calls. As part of our risk management strategy, we have routinely had to, and in the future will likely be required to, cover margin calls. While we continuously monitor our exposure to margin calls, we cannot guarantee you that we will be able to maintain adequate liquidity to cover margin calls in the future.

Price volatility of each commodity that we buy and sell could each adversely affect our results of operations and our ability to operate at a profit.

Corn. Because ethanol competes with non-corn derived fuels, we generally are unable to pass along increased corn costs to our customers. At certain levels, corn prices may make ethanol uneconomical to produce. There is significant price pressure on local corn markets caused by nearby ethanol plants, livestock industries and other corn consuming enterprises. Additionally, local corn supplies and prices could be adversely affected by rising prices for alternative crops, increasing input costs, changes in government policies, shifts in global markets, or damaging growing conditions such as plant disease or adverse weather.

Natural Gas. The prices for and availability of natural gas are subject to volatile market conditions. These market conditions often are affected by factors beyond our control, such as weather conditions, overall economic conditions, and foreign and domestic governmental regulation and relations. Significant disruptions in the supply of natural gas could impair our ability to manufacture ethanol for our customers. Furthermore, increases in natural gas prices or changes in our natural gas costs relative to natural gas costs paid by competitors may adversely affect our results of operations and financial position.

Ethanol. Our revenues are dependent on market prices for ethanol. These market prices can be volatile as a result of a number of factors, including, but not limited to, the availability and price of competing fuels, the overall supply and demand for ethanol and corn, the price of gasoline and corn, and the level of government support.

Ethanol is marketed as a fuel additive to reduce vehicle emissions from gasoline, as an octane enhancer to improve the octane rating of the gasoline with which it is blended and, to a lesser extent, as a gasoline substitute. As a result, ethanol prices are influenced by the supply of and demand for gasoline. Our results of operations may be materially harmed if the demand for, or the price of, gasoline decreases. Conversely, a prolonged increase in the price of, or demand for, gasoline could lead the U.S. government to relax import restrictions on foreign ethanol that currently benefit us.

Distillers Grains. Distillers grains compete with other protein-based animal feed products. The price of distillers grains may decrease when the prices of competing feed products decrease. The prices of competing animal feed products are based in part on the prices of the commodities from which these products are derived. Downward pressure on commodity prices, such as soybeans, will generally cause the price of competing animal feed products to decline, resulting in downward pressure on the price of distillers grains.

Historically, sales prices for distillers grains have tracked along with the price of corn. However, there have been occasions when the price increase for this co-product has lagged behind increases in corn prices. In addition, our distillers grains co-product competes with products made from other feedstocks, the cost of which may not have risen as corn prices have risen. Consequently, the price we may receive for distillers grains may not rise as corn prices rise, thereby lowering our cost recovery percentage relative to corn.

Due to recent and planned industry increases in U.S. dry mill ethanol production, the production of distillers grains in the United States has increased dramatically, and this trend may continue. This may cause distillers grains prices to fall in the United States, unless demand increases or other market sources are found. To date, demand for distillers grains in the United States has increased roughly in proportion to supply. We believe this is because U.S. farmers use distillers grains as a feedstock, and distillers grains are slightly less expensive than corn, for which it is a substitute. However, if prices for distillers grains in the United States fall, it may have a material adverse effect on our business.

Our existing debt arrangements require us to abide by certain restrictive loan covenants that may hinder our ability to operate and reduce our profitability.

The loan agreements governing secured debt financing at our subsidiaries contain a number of restrictive affirmative and negative covenants. These covenants limit the ability of our subsidiaries to, among other things, incur additional indebtedness, make capital expenditures above certain limits, pay dividends, merge or consolidate, or dispose of substantially all of their assets.

We are also required to maintain specified financial ratios, including minimum cash flow coverage, minimum working capital and minimum net worth. Some of our loan agreements require us to utilize a portion of any excess cash flow generated by operations to prepay the respective term debt. A breach of any of these covenants or requirements could result in a default under our loan agreements. If any of our subsidiaries default, and if such default is not cured or waived, our lenders could, among other remedies, accelerate their debt and declare that debt immediately due and payable. If this occurs, we may not be able to repay such debt or borrow sufficient funds to refinance. Even if new financing is available, it may not be on terms that are acceptable. No assurance can be given that the future operating results of our subsidiaries will be sufficient to achieve compliance with such covenants and requirements, or in the event of a default, to remedy such default.

In the past, we have received waivers from our lenders for failure to meet certain financial covenants and have amended our subsidiary loan agreements to change these covenants if they have not been met. For example, during 2009, loan agreements for Bluffton, Obion and Superior were amended to reduce certain financial covenants related to working capital and net worth balances. No assurance can be given that, if we are unable to comply with these covenants in the future, we will be able to obtain the necessary waivers or amend our subsidiary loan agreements to prevent a default.

The ethanol industry is highly dependent on government usage mandates affecting ethanol production and favorable tax benefits for ethanol blending and any changes to such regulation could adversely affect the market for ethanol and our results of operations.

The domestic market for ethanol is largely dictated by federal mandates for blending ethanol with gasoline. The RFS mandate level for 2010 of 12.0 billion gallons approximates current domestic production levels. Future demand will be largely dependent upon the economic incentives to blend based upon the relative value of gasoline versus ethanol, taking into consideration the blender’s credit and the RFS. Any significant increase in production capacity beyond the RFS level might have an adverse impact on ethanol prices. Additionally, the RFS mandate with respect to ethanol derived from grain could be reduced or waived entirely. A reduction or waiver of the RFS mandate could adversely affect the prices of ethanol and our future performance.

The American Jobs Creation Act of 2004 created the volumetric ethanol excise tax credit, or VEETC, which is currently set to expire on December 31, 2010. Referred to as the blender’s credit, VEETC provides companies with a tax credit to blend ethanol with gasoline. The Food, Conservation and Energy Act of 2008, or the 2008 Farm Bill, amended the amount of tax credit provided under VEETC to 45 cents per gallon of pure ethanol and 38 cents per gallon for E85, a blended motor fuel containing 85% ethanol and 15% gasoline. The elimination or further reduction of VEETC or other federal tax incentives to the ethanol industry could have a material adverse impact on our business by reducing demand and price for the ethanol we produce.

Federal law mandates the use of oxygenated gasoline. If these mandates are repealed, the market for domestic ethanol would be diminished significantly. Additionally, flexible-fuel vehicles receive preferential treatment in meeting corporate average fuel economy, or CAFE, standards. However, high blend ethanol fuels such as E85 result in lower fuel efficiencies. Absent the CAFE preferences, it may be unlikely that auto manufacturers would build flexible-fuel vehicles. Any change in these CAFE preferences could reduce the growth of E85 markets and result in lower ethanol prices.

To the extent that such federal or state laws are modified, the demand for ethanol may be reduced, which could negatively and materially affect our ability to operate profitably.

Future demand for ethanol is uncertain and may be affected by changes to federal mandates, public perception and consumer acceptance, any of which could negatively affect demand for ethanol and our results of operations.

Ethanol production from corn has not been without controversy. Although many trade groups, academics and governmental agencies have supported ethanol as a fuel additive that promotes a cleaner environment, including the recently-released EPA regulations on the Renewable Fuel Standard program, others have criticized ethanol production as consuming considerably more energy and emitting more greenhouse gases than other biofuels and potentially depleting water resources. Some studies have suggested that corn-based ethanol is less efficient than ethanol produced from switchgrass or wheat grain and that it negatively impacts consumers by causing prices for dairy, meat and other foodstuffs from livestock that consume corn to increase. Additionally, ethanol critics contend that corn supplies are redirected from international food markets to domestic fuel markets. If negative views of corn-based ethanol production gain acceptance, support for existing measures promoting use and domestic production of corn-based ethanol could decline, leading to reduction or repeal of federal mandates which would adversely affect the demand for ethanol. These views could also negatively impact public perception of the ethanol industry and acceptance of ethanol as an alternative fuel.

Beyond the federal mandates, there are limited markets for ethanol. Discretionary blending and E85 blending is an important secondary market. Discretionary blending is often determined by the price of ethanol versus the price of gasoline. In periods when discretionary blending is financially unattractive, the demand for ethanol may be reduced. A reduction in the demand for our products may depress the value of our products, erode our margins, and reduce our ability to generate revenue or to operate profitably. Consumer acceptance of E85 fuels and flexible-fuel technology vehicles is needed before ethanol can achieve any significant growth in market share.

Increased federal support of cellulosic ethanol may result in reduced incentives to corn-derived ethanol producers.

Recent legislation, such as the American Recovery and Reinvestment Act of 2009 and the Energy Independence and Security Act of 2007, provides numerous funding opportunities in support of cellulosic ethanol, which is obtained from other sources of biomass such as switchgrass and fast growing poplar trees. In addition, the amended RFS mandates an increasing level of production of biofuels that are not derived from corn. Federal policies suggest a long-term political preference for cellulosic processes using alternative feedstocks such as switchgrass, silage, wood chips or other forms of biomass. Cellulosic ethanol has a smaller carbon footprint because the feedstock does not require energy-intensive fertilizers and industrial production processes. Additionally, cellulosic ethanol is favored because it is unlikely that foodstuff is being diverted from the market. Several cellulosic ethanol plants are under development. As research and development programs persist, there is the risk that cellulosic ethanol could displace corn ethanol. In addition, any replacement of federal incentives from corn-based to cellulosic-based ethanol production may reduce our profitability.

Our plants are designed as single-feedstock facilities and would require significant additional investment to convert to the production of cellulosic ethanol. Additionally, our plants are strategically located in high-yield, low-cost corn production areas. At present, there is limited supply of alternative feedstocks near our facilities. As a result, the adoption of cellulosic ethanol and its use as the preferred form of ethanol would have a significant adverse impact on our business.

Any inability to maintain required regulatory permits may impede or completely prohibit our ability to successfully operate our plants. Additionally, any change in environmental and safety regulations, or violations thereof, could impede our ability to successfully operate our businesses.

Our ethanol production and agribusiness segments are subject to extensive air, water and other environmental regulation. We have had to obtain a number of environmental permits to construct and operate our plants. Ethanol production involves the emission of various airborne pollutants, including particulate, carbon dioxide, oxides of nitrogen, hazardous air pollutants and volatile organic compounds. In addition, the governing state agencies could impose conditions or other restrictions in the permits that are detrimental to us or which increase our costs above those required for profitable operations. Any such event could have a material adverse effect on our operations, cash flows and financial position.

Environmental laws and regulations, both at the federal and state level, are subject to change and changes can be made retroactively. It is possible that more stringent federal or state environmental rules or regulations could be adopted, which could increase our operating costs and expenses. Consequently, even if we have the proper permits at the present time, we may be required to invest or spend considerable resources to comply with future environmental regulations. Furthermore, ongoing plant operations are governed by OSHA. OSHA regulations may change in a way that increases the costs of operations at our plants. If any of these events were to occur, they could have a material adverse impact on our operations, cash flows and financial position.

Part of our business is regulated by environmental laws and regulations governing the labeling, use, storage, discharge and disposal of hazardous materials. Because we use and handle hazardous substances in our businesses, changes in environmental requirements or an unanticipated significant adverse environmental event could have a material adverse effect on our business. We cannot assure you that we have been, or will at all times be, in compliance with all environmental requirements, or that we will not incur material costs or liabilities in connection with these requirements. Private parties, including current and former employees, could bring personal injury or other claims against us due to the presence of, or exposure to, hazardous substances used, stored or disposed of by us, or contained in its products. We are also exposed to residual risk because some of our facilities and land may have environmental liabilities arising from their prior use. In addition, changes to environmental regulations may require us to modify existing plant and processing facilities and could significantly increase the cost of those operations.

Our business is affected by the regulation of greenhouse gases, or GHG, and climate change. New climate change regulations could impede our ability to successfully operate our business.

Our plants emit carbon dioxide as a by-product of the ethanol production process. In 2007, the U.S. Supreme Court classified carbon dioxide as an air pollutant under the Clean Air Act in a case seeking to require the EPA to regulate carbon dioxide in vehicle emissions. On February 3, 2010, the EPA released its final regulations on RFS 2. We believe these final regulations grandfather our plants at their current operating capacity, though expansion of our plants will need to meet a threshold of a 20% reduction in GHG emissions from a 2005 baseline measurement for the ethanol over current capacity to be eligible for the RFS 2 mandate. Additionally, legislation is pending in Congress on a comprehensive carbon dioxide regulatory scheme, such as a carbon tax or cap-and-trade system. In order to expand capacity at our plants, we may have to apply for additional permits, install advanced technology such as corn oil extraction, or reduce drying of certain amounts of distillers grains. We may also be required to install carbon dioxide mitigation equipment or take other steps unknown to us at this time in order to comply with other future law or regulation. Compliance with future law or regulation of carbon dioxide, or if we choose to expand capacity at certain of our plants, compliance with then-current regulation of carbon dioxide, could be costly and may prevent us from operating our plants as profitably, which may have a material adverse impact on our operations, cash flows and financial position.

The California Air Resources Board has adopted a Low Carbon Fuel Standard requiring a 10% reduction in GHG emissions from transportation fuels by 2020. Additionally, an Indirect Land Use Change, or ILUC, component is included in the lifecycle GHG emissions calculation. While this standard is currently being challenged by various lawsuits, implementation of such a standard may have an adverse impact on our market for corn-based ethanol if it is determined that in California corn-based ethanol fails to achieve lifecycle GHG emission reductions.

Our agribusiness operations are subject to significant governmental and private sector regulations.

Our agribusiness operations are subject to government regulation and regulation by certain private sector associations, compliance with which can impose significant costs on our business. Failure to comply with such regulations can result in additional costs, fines or criminal action. Production levels, markets and prices of the grains we merchandise are affected by federal government programs, which include acreage control and price support programs of the USDA. In addition, grain that we sell must conform to official grade standards imposed by the USDA. Other examples of government policies that can have an impact on our business include tariffs, duties, subsidies, import and export restrictions and outright embargos. Changes in government policies and producer supports may impact the amount and type of grains planted, which in turn, may impact our ability to buy grain in our market region. Because a portion of our grain sales are to exporters, the imposition of export restrictions could limit our sales opportunities.

Our agribusiness segment is affected by the supply and demand of commodities, and is sensitive to factors that are often outside of our control.

Within our agribusiness segment, we compete with other grain merchandisers, grain processors and end-users for the purchase of grain, as well as with other grain merchandisers, private elevator operators and cooperatives for the sale of grain. Many of our grain competitors are significantly larger and compete in more diverse markets, and our failure to compete effectively would impact our profitability.

We buy and sell various other commodities within our agribusiness division, some of which are readily traded on commodity futures exchanges. For example, we sell agronomy products to producers which necessitates the purchase of large volumes of fertilizer and chemicals for retail sale. Fixed-price purchase obligations and carrying inventories of these products subject us to the risk of market price fluctuations for periods of time between the time of purchase and final sale. Weather, economic, political, environmental and technological conditions and developments, both local and worldwide, as well as other factors beyond our control, can affect the supply and demand of these commodities and expose them to liquidity pressures due to rapidly rising or falling market prices. Changes in the supply and demand of these commodities can also affect the value of inventories held for resale, as well as the price of raw materials. Fluctuating costs of inventory and prices of raw materials could decrease operating margins and adversely affect profitability.

While our grain business hedges the majority of its grain inventory positions with derivative instruments to manage risk associated with commodity price changes, including purchase and sale contracts, we are unable to hedge all of the price risk of each transaction due to timing, unavailability of hedge contract counterparties and third-party credit risk. Furthermore, there is a risk that the derivatives we employ will not be effective in offsetting the changes associated with the risks we are attempting to manage. This can happen when the derivative and the hedged item are not perfectly matched. Our grain derivatives, for example, do not hedge the basis pricing component of our grain inventory and contracts. Basis is defined as the difference between the cash price of a commodity in one of our grain facilities and the nearest in time exchange-traded futures price. Differences can reflect time periods, locations or product forms. Although the basis component is smaller and generally less volatile than the futures component of grain market prices, significant unfavorable basis movement on grain positions as large as ours may significantly impact our profitability.

Our debt level could negatively impact our financial condition, results of operations and business prospects.

As of June 30, 2010, our total debt was $454.6 million. Our level of debt could have significant consequences to our shareholders, including the following:

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requiring the dedication of a substantial portion of cash flow from operations to make payments on debt, thereby reducing the availability of cash flow for working capital, capital expenditures and other general business activities;

•	requiring a substantial portion of our corporate cash reserves to be held as a reserve for debt service, limiting our ability to invest in new growth opportunities;

•	limiting the ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions and general corporate and other activities;

•	limiting the flexibility in planning for, or reacting to, changes in the business and industry in which we operate;

•	increasing our vulnerability to both general and industry-specific adverse economic conditions;

•	being at a competitive disadvantage against less leveraged competitors;

•	being vulnerable to increases in prevailing interest rates;

•	subjecting all or substantially all of our assets to liens, which means that there may be no assets left for shareholders in the event of a liquidation; and

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limiting our ability to make business and operational decisions regarding our business and subsidiaries, including, among other things, limiting our ability to pay dividends to our respective shareholders, make capital improvements, sell or purchase assets or engage in transactions deemed appropriate and in our best interest.

Most of our debt bears interest at variable rates, which creates exposure to interest rate risk. If interest rates increase, our debt service obligations with respect to the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income would decrease.

We operate in capital intensive businesses and rely on cash generated from operations and external financing. Limitations on access to external financing could adversely affect our operating results.

Some ethanol producers have faced financial distress recently, culminating with bankruptcy filings by several companies. This, in combination with continued volatility in the capital markets has resulted in reduced availability of capital for the ethanol industry generally. Construction of our plants and anticipated levels of required working capital were funded under long-term credit facilities. Increases in liquidity requirements could occur due to, for example, increased commodity prices. Our operating cash flow is dependent on our ability to profitably operate our businesses and overall commodity market conditions. In addition, we may need to raise additional financing to fund growth of our businesses. In this market environment, we may experience limited access to incremental financing. This could cause us to defer or cancel growth projects, reduce our business activity or, if we are unable to meet our debt repayment schedules, cause a default in our existing debt agreements. These events could have a materially adverse effect on our operations and financial position.

Our subsidiaries’ debt facilities have ongoing payment requirements which we generally expect to meet from their operating cash flow. Our ability to repay current and anticipated future indebtedness will depend on our financial and operating performance and on the successful implementation of our business strategies. Our financial and operational performance will depend on numerous factors including prevailing economic conditions, volatile commodity prices, and financial, business and other factors beyond our control. If we cannot pay our debt service, we may be forced to reduce or delay capital expenditures, sell assets, restructure our indebtedness or seek additional capital. If we are unable to restructure our indebtedness or raise funds through sales of assets, equity or otherwise, our ability to operate could be harmed and the value of our stock could be significantly reduced.

We are a holding company, and there are limitations on our ability to receive distributions from our subsidiaries.

We conduct most of our operations through subsidiaries and are dependent upon dividends or other intercompany transfers of funds from our subsidiaries to generate free cashflow. Moreover, some of our subsidiaries are currently, or are expected in the future to be, limited in their ability to pay dividends or make distributions to us by the terms of their financing agreements. Consequently, we are not able to rely on the cash flow from one subsidiary to satisfy the loan obligations of another subsidiary. As a result, if a subsidiary is unable to satisfy its loan obligations, we may not be able to prevent a default on the loan by providing additional cash to that subsidiary, even if sufficient cash exists elsewhere in our consolidated organization.

Increased ethanol industry penetration by oil companies or other multinational companies may adversely impact our margins.

We operate in a very competitive environment. The ethanol industry is primarily comprised of smaller entities that engage exclusively in ethanol production and large integrated grain companies that produce ethanol along with their base grain businesses. We face competition for capital, labor, corn and other resources from these companies. Until recently, oil companies, petrochemical refiners and gasoline retailers have not been engaged in ethanol production to a large extent. These companies, however, form the primary distribution networks for marketing ethanol through blended gasoline. During the past year, several large oil companies have entered the ethanol production market. If these companies increase their ethanol plant ownership or other oil companies seek to engage in direct ethanol production, there will be less of a need to purchase ethanol from independent ethanol producers like us. Such a structural change in the market could result in a material adverse effect on our operations, cash flows and financial position.

We operate in a highly competitive industry.

In the United States, we compete with other corn processors and refiners, including Archer-Daniels-Midland Company, POET, LLC and Valero Energy Corporation. Some of our competitors are divisions of larger enterprises and have greater financial resources than we do. Although some of our competitors are larger than we are, we also have many smaller competitors. Farm cooperatives comprised of groups of individual farmers have been able to compete successfully. As of May 14, 2010, the top ten domestic producers accounted for approximately 46% of all production. If our competitors consolidate or otherwise grow and we are unable to similarly increase our size and scope, our business and prospects may be significantly and adversely affected.

Our competitors also include plants owned by farmers who earn their livelihood through the sale of corn, and competitors whose primary business is oil refining and retail gasoline sales. Hence, these competitors may not be as focused on obtaining optimal value for their produced ethanol as we are.

Depending on commodity prices, foreign producers may produce ethanol at a lower cost than we can, which may result in lower ethanol prices which would adversely affect our financial results.

There is a risk of foreign competition in the ethanol industry. Brazil is currently the second largest ethanol producer in the world. Brazil’s ethanol production, which is sugar-cane based as opposed to corn based, at times has been less expensive to produce. Other foreign producers may be able to produce ethanol at lower input costs, including costs of feedstock, facilities and personnel, than we can.

At present, there is a 54 cents per gallon tariff on foreign ethanol. However, this tariff might not be sufficient to deter overseas producers from importing ethanol into the domestic market, resulting in depressed ethanol prices. It is also important to note that the tariff on foreign ethanol is the subject of ongoing controversy and disagreement amongst lawmakers. Many lawmakers attribute increases in food prices to growth in the ethanol industry. They see foreign competition in ethanol production as a means of reducing food prices. Additionally, the tariff on ethanol is controversial internationally because critics contend that it diverts corn from export and impedes Latin American agricultural development.

Ethanol produced or processed in numerous countries in Central America and the Caribbean region is eligible for tariff reduction or elimination upon importation to the United States under a program known as the Caribbean Basin Initiative. Large multinational companies have expressed interest in building dehydration plants in participating Caribbean Basin countries, such as El Salvador, which would convert ethanol into fuel-grade ethanol for shipment to the United States. Ethanol imported from Caribbean Basin countries may be a less expensive alternative to domestically produced ethanol. As a result, our business faces a threat from imported ethanol either from Brazil, even with the import tariff, or from a Caribbean Basin source. While transportation and infrastructure constraints may temper the market impact throughout the United States, competition from imported ethanol may affect our ability to sell our ethanol profitably, which may have a material adverse effect on our operations, cash flows and financial position.

If significant additional foreign ethanol production capacity is created, such facilities could create excess supplies of ethanol on world markets, which may result in lower prices of ethanol throughout the world, including the United States. Such foreign competition is a risk to our business. Further, if the tariff on foreign ethanol is ever lifted, overturned, reduced, repealed or expires, our ability to profitably compete with low-cost international producers could be impaired. Any penetration of ethanol imports into the domestic market may have a material adverse effect on our operations, cash flows and financial position.

Our success may depend on our ability to manage our growing and changing operations.

Since our formation in 2004, our business has grown significantly in size and complexity. This growth has placed, and is expected to continue to place, significant demands on our management, systems, internal controls and financial and physical resources. Much of our operations are decentralized at our various facilities, with many functions being performed at the local level. This requires us to expend significant resources implementing and monitoring compliance at the local level. In addition, we expect that we will need to further develop our financial and managerial controls and reporting systems to accommodate future growth. This will require us to incur expenses related to hiring additional qualified personnel, retaining professionals to assist in developing the appropriate control systems and expanding our information technology infrastructure. Our inability to manage growth effectively could have a material adverse effect on our results of operations, financial position and cash flows.

We may fail to realize all of the anticipated benefits of mergers and acquisitions that we have undertaken or may undertake because of integration challenges.

We have increased the size of our operations significantly through mergers and acquisitions and intend to continue to explore potential merger or acquisition opportunities. The anticipated benefits and cost savings of such mergers and acquisitions may not be realized fully, or at all, or may take longer to realize than expected. Acquisitions involve numerous risks, any of which could harm our business, including:

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difficulties in integrating the operations, technologies, products, existing contracts, accounting processes and personnel of the target and realizing the anticipated synergies of the combined businesses;

•	risks relating to environmental hazards on purchased sites;

•	risks relating to acquiring or developing the infrastructure needed for facilities or acquired sites, including access to rail networks;

•	difficulties in supporting and transitioning customers, if any, of the target company;

•	diversion of financial and management resources from existing operations;

•	the purchase price or other devoted resources may exceed the value realized, or the value we could have realized if the purchase price or other resources had been allocated to another opportunity;

•	risks of entering new markets or areas in which we have limited or no experience, or are outside our core competencies;

•	potential loss of key employees, customers and strategic alliances from either our current business or the business of the target;

•	assumption of unanticipated problems or latent liabilities, such as problems with the quality of the target company’s products; and

•	inability to generate sufficient revenue to offset acquisition costs and development costs.

We also may pursue growth through joint ventures or partnerships. Partnerships and joint ventures typically involve restrictions on actions that the partnership or joint venture may take without the approval of the partners. These types of provisions may limit our ability to manage a partnership or joint venture in a manner that is in our best interest but is opposed by our other partner or partners.

Future acquisitions may involve the issuance of equity securities as payment or in connection with financing the business or assets acquired and, as a result, could dilute your ownership interest. In addition, additional debt may be necessary in order to complete these transactions, which could have a material adverse effect on our financial condition. The failure to successfully evaluate and execute acquisitions or joint ventures or otherwise adequately address the risks associated with acquisitions or joint ventures could have a material adverse effect on our business, results of operations and financial condition.

We have had a history of operating losses and may incur future operating losses.

We have had a history of operating losses and may incur operating losses in the future, which could be substantial. Although we recently achieved profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis, which could result in a decrease in the trading price of our common stock.

Our ability to use our net operating losses to offset future taxable income will be subject to certain limitations.

In general, under Section 382 of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its pre-change net operating losses, or NOLs, to offset future taxable income. Our existing NOLs will be subject to limitations arising from previous ownership changes, and if we undergo an ownership change in the future, our ability to utilize NOLs could be further limited by Section 382 of the Internal Revenue Code. Furthermore, our ability to utilize NOLs of any companies that we may acquire in the future may be subject to limitations. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carryforwards to offset U.S. federal taxable income will be subject to limitations, which could potentially result in increased future tax liability to us.

Our ability to successfully operate is dependent on the availability of energy and water at anticipated prices.

Our plants require a significant and uninterrupted supply of natural gas, electricity and water to operate. We rely on third parties to provide these resources. We cannot assure you that we will be able to secure an adequate supply of energy or water to support current and expected plant operations. If there is an interruption in the supply of energy or water for any reason, such as supply, delivery or mechanical problems, we may be required to halt production. If production is halted for an extended period of time, it may have a material adverse effect on our operations, cash flows and financial position.

Replacement technologies are under development that might result in the obsolescence of corn-derived ethanol or our process systems.

Ethanol is primarily an additive and oxygenate for blended gasoline. Although use of oxygenates is currently mandated, there is always the possibility that a preferred alternative product will emerge and eclipse the current market. Critics of ethanol blends argue that ethanol decreases fuel economy, causes corrosion of ferrous components and damages fuel pumps. Any alternative oxygenate product would likely be a form of alcohol (like ethanol) or ether (like MTBE). Prior to federal restrictions and ethanol mandates, MTBE was the dominant oxygenate. It is possible that other ether products could enter the market and prove to be environmentally or economically superior to ethanol. It is also possible that alternative biofuel alcohols such as methanol and butanol could evolve into ethanol replacement products.

Research is currently underway to develop other products that could directly compete with ethanol and may have more potential advantages than ethanol. Advantages of such competitive products may include, but are not limited to: lower vapor pressure, making it easier to add gasoline; energy content closer to or exceeding that of gasoline, such that any decrease in fuel economy caused by the blending with gasoline is reduced; an ability to blend at a higher concentration level for use in standard vehicles; reduced susceptibility to separation when water is present; and suitability for transportation in gas pipelines. Such products could have a competitive advantage over ethanol, making it more difficult to market our ethanol, which could reduce our ability to generate revenue and profits.

New ethanol process technologies may emerge that require less energy per gallon produced. The development of such process technologies would result in lower production costs. Our process technologies may become outdated and obsolete, placing us at a competitive disadvantage against competitors in the industry. The development of replacement technologies may have a material adverse effect on our operations, cash flows and financial position.

Our revenue from the sale of distillers grains depends upon its continued market acceptance as an animal feed.

Distillers grains is a co-product from the fermentation of various crops, including corn, to produce ethanol. The U.S. Food and Drug Administration’s, or FDA’s, Center for Veterinary Medicine has expressed concern about potential animal and human health hazards from the use of distillers grains as an animal feed. As a result, the market value of this co-product could be diminished if the FDA were to introduce regulations that limit the sale of distillers grains in the domestic market or for export to international markets, which in turn would have a negative impact on our profitability. In addition, if public perception of distillers grains as an acceptable animal feed were to change or if the public became concerned about the impact of distillers grains in the food supply, the market for distillers grains would be negatively impacted, which would have a negative impact on our profitability.

Our operating results may suffer if our marketing and sales efforts are not effective.

We have established our own marketing, transportation and storage infrastructure. We lease tanker railcars and have contracted with storage depots near our customers and at strategic locations for efficient delivery of our finished ethanol product. We have also hired a marketing and sales force, as well as logistical and other operational personnel to staff our distribution activities. The marketing, sales, distribution, transportation, storage or administrative efforts we have implemented may not achieve expected results. Any failure to successfully execute these efforts would have a material adverse effect on our results of operations and financial position. Our financial results also may be adversely affected by our need to establish inventory in storage locations to fulfill our marketing and distribution contracts.

We are exposed to credit risk resulting from the possibility that a loss may occur from the failure of our contractual counterparties to perform according to the terms of our agreements.

In selling ethanol and distillers grains, we may experience concentrations of credit risk from a variety of customers, including major integrated oil companies, large independent refiners, petroleum wholesalers, other marketers and jobbers. We are also exposed to credit risk resulting from sales of grain to large commercial buyers, including other ethanol plants. Our fixed-price forward contracts also result in credit risk when prices change significantly prior to delivery. We continually monitor this credit risk exposure. In addition, we may prepay or make deposits on undelivered inventories. Concentrations of credit risk with respect to inventory advances are primarily with a few major suppliers of petroleum products and agricultural inputs. The inability of a third party to make payments to us for our accounts receivable or to provide inventory to us on advances made may cause us to experience losses and may adversely impact our liquidity and our ability to make our payments when due.

A loss may occur from the failure of our counterparties to perform according to the terms of their marketing agreements.

Under our third-party marketing agreements, we purchase all of our third-party producers’ ethanol production. In turn, we sell the ethanol in various markets for future deliveries. Under these marketing agreements, the third-party producers are not obligated to produce any minimum amount of ethanol and we cannot assure you that we will receive the full amount of ethanol that these third-party plants are expected to produce. The interruption or curtailment of production by any of our third-party producers for any reason could cause us to be unable to deliver quantities of ethanol sold under the contracts. As a result, we may be forced to purchase replacement quantities of ethanol at higher prices to fulfill these contractual obligations. However, these recoveries would be dependent on our third-party producer’s ability to pay, and in the event they were unable to pay, our profitability could be materially and adversely impacted.

We are exposed to potential business disruption from factors outside our control, including natural disasters, seasonality, severe weather conditions, accidents, and unforeseen plant shutdowns, any of which could adversely affect our cash flows and operating results.

Potential business disruption in available transportation due to natural disasters, significant track damage resulting from a train derailment, or strikes by our transportation providers could result in delays in procuring and supplying raw materials to our ethanol or grain facilities, or transporting ethanol and distillers grains to our customers. We also run the risk of unforeseen operational issues that may result in an extended plant shutdown.

Such business disruptions would cause the normal course of our business operations to stall and may result in our inability to meet customer demand or contract delivery requirements, as well as the potential loss of customers.

Many of our grain business activities, as well as corn procurement for our ethanol plants, are dependent on weather conditions. Adverse weather may result in a reduction in the sales of fertilizer or pesticides during typical application periods, a reduction in grain harvests caused by inadequate or excessive amounts of rain during the growing season, or by overly wet conditions, an early freeze or snowy weather during the harvest season. Additionally, corn stored in an open pile may become damaged by too much rain and warm weather before the corn is dried, shipped, consumed or moved into a storage structure.

Casualty losses may occur for which we have not secured adequate insurance.

We have acquired insurance that we believe to be adequate to prevent loss from foreseeable risks. However, events occur for which no insurance is available or for which insurance is not available on terms that are acceptable to us. Loss from such an event, such as, but not limited to, earthquake, tornados, war, riot, terrorism or other risks, may not be insured and such a loss may have a material adverse effect on our operations, cash flows and financial position.

Our Obion, Tennessee plant is located within a recognized seismic zone. The design of this facility has been modified to fortify it to meet structural requirements for that region of the country. We have also obtained additional insurance coverage specific to earthquake risk for this plant. However, there is no assurance that this facility would remain in operation if a seismic event were to occur.

If our internal computer network and applications suffer disruptions or fail to operate as designed, our operations will be disrupted and our business may be harmed.

We rely on network infrastructure and enterprise applications, and internal technology systems for our operational, marketing support and sales, and product development activities. The hardware and software systems related to such activities are subject to damage from earthquakes, floods, lightning, tornadoes, fire, power loss, telecommunication failures and other similar events. They are also subject to acts such as computer viruses, physical or electronic vandalism or other similar disruptions that could cause system interruptions and loss of critical data, and could prevent us from fulfilling our customers’ orders. We cannot assure you that any of our backup systems would be sufficient. Any event that causes failures or interruption in our hardware or software systems could result in disruption of our business operations, have a negative impact on our operating results, and damage our reputation.

We may not be able to hire and retain qualified personnel to operate our ethanol plants.

Our success depends, in part, on our ability to attract and retain competent personnel. For each of our plants, qualified managers, engineers, operations and other personnel must be hired, which can be challenging in a rural community. Competition for both managers and plant employees in the ethanol industry is intense, and we may not be able to attract and retain qualified personnel. If we are unable to hire and retain productive and competent personnel, the amount of ethanol we produce may decrease and we may not be able to efficiently operate our ethanol plants and execute our business strategy.

Risks relating to ownership of our common stock

The price of our common stock may be volatile.

The trading price of our common stock may be highly volatile and could be subject to fluctuations in response to a number of factors beyond our control. Some of these factors are:

•	our results of operations and the performance of our competitors;

•	the public’s reaction to our press releases, other public announcements and filings with the SEC;

•	changes in earnings estimates or recommendations by research analysts who follow us or other companies in our industry;

•	changes in general economic conditions;

•	changes in market prices for our products or for our raw materials;

•	actions of our historical equity investors, including sales of common stock by our directors, executive officers and significant shareholders;

•	actions by institutional investors trading in our stock;

•	disruption of our operations;

•	any major change in our management team;

•	other developments affecting us, our industry or our competitors; and

•	U.S. and international economic, legal and regulatory factors unrelated to our performance.

In recent years the stock market has experienced significant price and volume fluctuations. These fluctuations may be unrelated to the operating performance of particular companies. These broad market fluctuations may cause declines in the market price of our common stock. The price of our common stock could fluctuate based upon factors that have little or nothing to do with our company or its performance, and those fluctuations could materially reduce our common stock price.

Our principal shareholders have substantial influence over us and they may make decisions with which you disagree.

Subsidiaries of NTR, plc, Wilon Holdings, S.A., and Wayne Hoovestol, a director and our former Chief Executive Officer, beneficially own approximately 35.4%, 6.5% and 3.0%, respectively, of our outstanding common stock. NTR, Wilon and Mr. Hoovestol have entered into a Shareholders’ Agreement with us, in which NTR has the right to designate four individuals to be nominated to our board, so long as it owns more than 33.5% of our outstanding stock, and Wilon has the right to designate one individual to be nominated to our board, so long it holds more than 2.5% of our outstanding stock. NTR, Wilon and Mr. Hoovestol have agreed to vote for such nominees at any meeting of shareholders for the purpose of electing directors. As a result, these persons have the ability to control the composition of our Board of Directors and significantly influence other matters requiring shareholder approval including mergers and other significant transactions. These shareholders may have interests that differ from yours, and they may vote in a way with which you disagree and that may be adverse to your interests. This concentration of ownership could present or delay a change of control of us or deprive shareholders of a right to receive a premium for their shares as part of our sale, which could also affect the market price of our common stock.

A significant percent of our outstanding voting stock is held by a concentrated number of shareholders which could impact your liquidity.

Approximately 50% of our outstanding common stock is held by NTR, Wilon, and our executive officers and directors. Continued concentrated ownership could result in fewer shares being available to be traded in the market, resulting in reduced liquidity. In addition, a decision by one or more large shareholder to liquidate its holdings could adversely affect the trading price of our stock.

Anti-takeover provisions could make it difficult for a third party to acquire us.

Our second amended and restated articles of incorporation, our amended and restated bylaws and Iowa law contain anti-takeover provisions that could have the effect of delaying or preventing changes in control of us or our management. These provisions could also discourage proxy contests and make it more difficult for our shareholders to elect directors and take other corporate actions without the concurrence of our management or Board of Directors. The provisions in our charter documents include the following:

•	a classified Board of Directors pursuant to which our directors are divided into three classes, with three-year staggered terms;

•	members of our Board of Directors can only be removed for cause by our shareholders with the affirmative vote of not less than two-thirds of the outstanding shares of capital stock;

•	shareholder action may be taken only at a special or annual meeting, and not by any written consent, except where required by Iowa law;

•	our bylaws restrict our shareholders’ ability to make proposals at shareholder meetings; and

•	our Board of Directors has the ability to cause us to issue authorized and unissued shares of stock from time to time.

We are subject to the provisions of the Iowa Business Corporations Act, or IBCA, under which, certain business combinations between an Iowa corporation whose stock is publicly traded or held by more than 2,000 shareholders and an interested shareholder are prohibited for a three-year period following the date that such a shareholder became an interested shareholder unless certain exemption requirements are met. In addition, certain other provisions of the IBCA may have anti-takeover effects in certain situations.

The foregoing items may discourage transactions that otherwise could provide for the payment of a premium over prevailing market prices of our common stock and also could limit the price that investors are willing to pay in the future for shares of our common stock.

Non-U.S. holders may be subject to U.S. income tax with respect to gain on disposition of their common stock.

If we are or have been a U.S. real property holding corporation at any time within the shorter of the five-year period preceding a disposition of common stock by a non-U.S. holder or such holder’s holding period of the stock disposed of, such non-U.S. holder may be subject to United States federal income tax with respect to gain on such disposition. Because the determination of whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of our other trade or business assets and our non-U.S. real property interests, there can be no assurance that we are not a USRPHC or will not become one in the future.

USE OF PROCEEDS

All proceeds from the disposition of the shares of common stock covered by this prospectus will go to the selling shareholder. We will not receive any proceeds from the disposition of the common stock by the selling shareholder. See “Plan of Distribution” for more details.

The selling shareholder will pay any underwriting discounts and commissions, expenses incurred for brokerage, accounting, tax or legal services, stock transfer taxes, or any other expenses incurred in disposing of its shares. We will bear the costs, fees and expenses incurred to effect the registration of the shares covered by this prospectus, including all registration, qualification and filing fees, printing fees and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING SHAREHOLDER

The following table sets forth certain information regarding the beneficial ownership of our outstanding shares of common stock as of July 30, 2010 by the selling shareholder, and as adjusted to reflect the sale of the shares in this offering. As of July 30, 2010, approximately 31,722,591 shares of our common stock were outstanding.

The information under the heading “Shares Beneficially Owned” is determined in accordance with the rules of the SEC and includes voting and investment power with respect to such shares. Shares of common stock subject to options, or issuable upon conversion of convertible securities currently exercisable or exercisable within 60 days from July 30, 2010, are deemed outstanding for computing the percentage ownership of the person holding the options or convertible securities, but are not deemed outstanding for computing the percentage of any other person.

Shares listed under the column “Shares Being Offered” represent the number of shares that may be sold by the selling shareholder pursuant to this prospectus. Pursuant to Rule 416 of the Securities Act of 1933, the registration statement of which this prospectus is a part also covers additional shares of our common stock which become issuable in connection with such shares because of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of our common stock.

The information under the heading “Shares Beneficially Owned After Offering” assumes the selling shareholder sells all of its shares offered pursuant to this prospectus to unaffiliated third parties and that the selling shareholder will acquire no additional Green Plains common stock prior to the completion of this offering or sell any other shares of Green Plains common stock that it may own. The selling shareholder may sell all, part or none of its shares. This table is based upon information supplied by the selling shareholder.

Selling Shareholder	Shares Beneficially Owned		Shares Being Offered	Shares Beneficially Owned After Offering(1)
	Number	Percentage	Number	Number	Percentage
NTR plc(2)	11,227,653	35.4%	11,227,653	—	—

(1)	Assumes that the selling shareholder will sell all shares of common stock offered pursuant to this prospectus.
(2)	Although voting and investment control of the shares held by NTR plc are matters subject to the approval of its board of directors, Jim Barry, Chief Executive Officer of NTR, exercises shared voting and dispositive power, as agent of NTR, with respect to these shares. NTR’s address is Burton Court, Burton Hall Drive, Sandyford, Dublin 18, Ireland. All shares are held of record by the following wholly-owned subsidiary of NTR:

Greenstar North America Holdings, Inc.

3411 Richmond Avenue

Suite 700

Houston, TX 77046

NTR has the right to designate four individuals to be nominated to our Board, so long as it owns more than 33.5% of our outstanding stock. NTR’s four designees who are currently serving on our Board are Jim Anderson, Jim Barry, James Crowley and Michael Walsh. In October 2008, upon the consummation of the merger among the Company, its wholly-owned merger subsidiary, VBV LLC and certain other parties, the shares of VBV that were held by NTR, the controlling shareholder of VBV, were converted into a total of 6,548,532 shares of the Company’s common stock. At the same time, affiliates of NTR purchased an additional 6,000,000 shares of the Company’s common stock at a purchase price of $10.00 per share, for a total cash purchase price of $60,000,000.

The Company is filing this registration statement on Form S-3 pursuant to its obligations to register shares held by the selling shareholder under the Shareholders’ Agreement between the Company, the selling shareholder and certain other shareholders. See “Description of Common Stock” set forth below as part of this Prospectus. The selling shareholder also has certain rights to designate individuals to be nominated for election of directors. See “Risks relating to ownership of our common stock” within the “Risk Factors” section of this Prospectus for a discussion of these rights. Certain designees of the selling shareholder currently serve on our board. See “Item 10, Directors, Executive Officers and Corporate Governance” of our Annual Report on Form 10-K for the year ended December 31, 2009, as amended, incorporated by reference herein. For a description of certain transactions between the Company and the selling shareholder, see “Item 13, Certain Relationships and Related Transactions and Director Independence” of our Annual Report on Form 10-K for the year ended December 31, 2009, as amended, incorporated by reference herein.

PLAN OF DISTRIBUTION

The selling shareholder may, from time to time, sell any or all of its shares of common stock on The NASDAQ Global Market or in privately-negotiated transactions, in each case subject to compliance with the Company’s insider trading policy in effect at the time of sale. These sales may be at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. The selling shareholder will act independently of us in making decisions regarding the timing, manner and size of each sale. The selling shareholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately-negotiated transactions between the selling shareholder and one or more purchasers;

•	settlement of short sales by third parties;

•	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share; and

•	a combination of any such methods of sale or any other legally available means, whether or not described in this prospectus.

The selling shareholder shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

In connection with distributions of the common stock, the selling shareholder may enter into hedging transactions with brokers or dealers and the brokers or dealers may engage in short sales of the common stock by third parties in the course of hedging the positions they assume with the selling shareholder. The selling shareholder also may enter into option or other transactions with brokers or dealers that involve the delivery of the common stock to the brokers or dealers, who may then resell or otherwise transfer such common stock.

Broker-dealers engaged by the selling shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling shareholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

The selling shareholder is an “underwriter” within the meaning of the Securities Act with respect to the shares that may be offered and sold hereunder and will be subject to the prospectus delivery requirements of the Securities Act. In addition, any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholder has informed the Company that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

The selling shareholder may decide not to sell all or a portion of the common stock offered pursuant to this prospectus. In addition, the selling shareholder may transfer, devise or give the common stock by other means not described in this prospectus. Any common stock covered by this prospectus that qualifies for sale pursuant to Rule 144A under the Securities Act or Regulation S under the Securities Act, may be sold under Rule 144A or Regulation S rather than pursuant to this prospectus.

The selling shareholder and any other persons participating in the distribution of the common stock will be subject to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the common stock by the selling shareholder and any such other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock being distributed for a period of up to five business days prior to the commencement of such distribution. This may affect the marketability of the common stock and the ability to engage in market-making activities with respect to the common stock.

The Company is required to pay all fees and expenses incident to the registration of the shares, but is not required to pay selling shareholder underwriting discounts and commissions in connection with the selling shareholder’s offers and sales of the common stock.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 50,000,000 shares of common stock at a par value $0.001 per share. As of July 30, 2010, there were approximately 31,722,591 shares of common stock issued and outstanding, held by approximately 1,832 shareholders of record, not including beneficial holders whose shares are held in names other than their own.

The following descriptions of our common stock and provisions of our Second Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws, as amended, are only summaries, and we encourage you to review complete copies of these documents, which have been filed as exhibits to our periodic reports with the SEC.

Dividends, Voting Rights and Liquidation

Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, and do not have cumulative voting rights. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations.

Listing

Our common stock is listed on The NASDAQ Global Market under the symbol “GPRE.”

Transfer Agent and Registrar

Computershare Trust Company, N.A., is the transfer agent and registrar for our common stock. Their address is 250 Royall Street, Canton, Massachusetts 02021, and their telephone number is (800) 962-4284.

Iowa Law and Certain Charter and Bylaw Provisions

The provisions of (1) Iowa law, (2) our Second Amended and Restated Articles of Incorporation, and (3) our Amended and Restated Bylaws, as amended, discussed below could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that shareholders may otherwise consider to be in their best interests or in our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.

Iowa Statutory Business Combinations Provision. We are subject to the anti-takeover provisions of Section 490.1110 of the Iowa Business Corporation Act. In general, Section 490.1110 prohibits a publicly-held Iowa corporation from engaging in a “business combination” with an “interested shareholder” for a period of three years after the date of the transaction in which the person became an interested shareholder, unless the business combination is, or the transaction in which the person became an interested shareholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 490.1110, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and, subject to certain exceptions, an “interested shareholder” is a person who, together with his or her affiliates and associates, owns (or within three years prior, did own) 10% or more of the corporation’s voting stock.

Classified Board of Directors; Removal of Directors for Cause. Our Second Amended and Restated Articles of Incorporation and Amended and Restated Bylaws provide that our board of directors is divided into three classes, each serving staggered three-year terms ending at the annual meeting of our shareholders. All directors elected to our classified board of directors will serve until the election and qualification of their respective successors or their earlier resignation or removal. The board of directors is authorized to create new directorships and to fill such positions so created and is permitted to specify the class to which any such new position is assigned. The person filling such position would serve for the term applicable to that class. The board of directors (or its remaining members, even if less than a quorum) is also empowered to fill vacancies on the board of directors occurring for any reason for the remainder of the term of the class of directors in which the vacancy occurred. Members of the board of directors may only be removed for cause and only by the affirmative vote of

66 2/3% of our outstanding voting stock. These provisions are likely to increase the time required for shareholders to change the composition of the board of directors. For example, in general, at least two annual meetings will be necessary for shareholders to effect a change in a majority of the members of the board of directors.

Advance Notice Provisions for Shareholder Proposals and Shareholder Nominations of Directors. Our Amended and Restated Bylaws provide that, for nominations to the board of directors or for other business to be properly brought by a shareholder before a meeting of shareholders, the shareholder must first have given timely notice of the proposal in writing to our Secretary. A shareholder’s notice generally must be delivered not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event less than 60 days notice or prior public disclosure of the date of the meeting is given, the notice must be received not later than the 10th day following notice of the meeting or such public disclosure. Detailed requirements as to the form of the notice and information required in the notice are specified in the Amended and Restated Bylaws. If it is determined that business was not properly brought before a meeting in accordance with our bylaw provisions, such business will not be conducted at the meeting.

Special Meetings of Shareholders. Special meetings of the shareholders may be called only by our Chairman of the Board, Chief Executive Officer, President, the Board of Directors, or as otherwise allowed under the Iowa Business Corporation Act.

No Shareholder Action by Written Consent. Our Amended and Restated Bylaws do not permit our shareholders to act by written consent, except where otherwise required by the Iowa Business Corporation Act. As a result, any action to be effected by our shareholder must be effected at a duly called annual or special meeting of the shareholders.

Super-Majority Shareholder Vote Required for Certain Actions. The Iowa Business Corporation Act provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s articles of incorporation or bylaws, unless the corporation’s articles of incorporation or bylaws, as the case may be, requires a greater percentage. An affirmative 66 2/3% vote of our outstanding voting stock is required for any amendment to, or repeal of, our Amended and Restated Bylaws by the shareholders. Our Amended and Restated Bylaws may be amended or repealed by a simple majority vote of the Board of Directors.

Shareholders’ Agreement

Under a Shareholders’ Agreement dated May 7, 2008, between the Company, the selling shareholder and certain other shareholders:

•

The holders of at least 30% of the registrable securities subject to the agreement may request that the Company file a Form S-1 registration statement with respect to at least 20% of their registrable securities.

•

The holders of at least 20% of the registrable securities subject to the agreement may request that the Company file a Form S-3 registration statement with respect to registrable securities having an anticipated aggregate offering price of at least $5 million dollars.

In both cases, if the Company believes in its good faith judgment that such registration statement would be materially detrimental to the Company and its shareholders, because such action would (i) materially interfere with a significant acquisition, corporate reorganization or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act of 1933, as amended, or the Exchange Act, the Company shall have the right to defer taking action with respect to the filing such registration statement for a period of not more than 75 days after such request. The Company may invoke this right two times in any 12-month period.

The Company shall not be obligated to file a Form S-1 registration statement (i) during a period that is 30 days before and 90 days after the effective date of a Company-filed registration statement; (ii) after the Company has effected two registration statements under the Shareholders’ Agreement; or (iii) if the request for registration can be effected on a Form S-3 registration. Additionally, the Company shall not be obligated to file a Form S-3 registration statement (i) during a period that is 30 days before and 90 days after the effective date of a Company filed registration statement; or (ii) if the Company has effected two Form S-3 registrations within the 12 months preceding such request. In no event shall the Company be obligated to effect more than four registrations under the Shareholders’ Agreement.

In the event the Company proposes to register any of its common stock, it shall be obligated to give notice to the holders of registrable securities under the Shareholders’ Agreement to allow them to piggyback onto such registration, and include such holders’ registrable securities in such registration. In any offering by the Company involving an underwriting of Company shares, the Company shall not be required to include any holders’ registrable securities unless the holders agree to the terms agreed to by the Company and then only in such amounts as the underwriters determine will not jeopardize the success of the offering by the Company.

If the registration request by holders includes a request to distribute registrable securities by means of an underwriting, the holders must make such a request of the Company. All holders proposing to distribute their securities through such underwriting shall be party to an underwriting agreement and if a limit is imposed on the number of shares to be underwritten, then all holders shall be allocated their proportionate share of such underwriting. If, as a result of an underwriter cutback, fewer than 50% of the registrable securities requested to be registered by the holders are included in such registration, then that registration shall not be counted toward the maximum number of registrations permitted under the Shareholders’ Agreement.

When required to effect a registration, the Company is obligated to, among other things, (i) prepare and file with the SEC the applicable registration statement, amendments and supplements as necessary; (ii) take other usual and customary actions to provide information to the holders, and effect such registration; (iii) use its commercially reasonable efforts to cause the registrable securities to be listed on a national securities exchange or trading system; and (iv) pay all such expenses of such registration other than (a) selling expenses, underwriting discounts, selling commissions, and stock transfer taxes related to the selling holders’ shares, and (b) fees of selling holders’ legal counsel.

The Company and the selling holders agree to indemnify the other, under certain circumstances, from any loss, damage or liability to which a party may become subject under federal and state securities laws in connection with their respective obligations under the Shareholders’ Agreement. The Company further agrees (i) to make and keep available adequate current public information, and (ii) that it shall not, for a period two years after the date of the Shareholders’ Agreement, without the consent of the holders of the majority of registrable securities covered by the agreement, allow any holder or prospective holder to include such securities in any registration or allow any holder or prospective holder to initiate a demand for registration. The registration rights granted under the Shareholders’ Agreement shall terminate upon the fifth anniversary of the date of the agreement.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed on for us by Husch Blackwell Sanders LLP.

EXPERTS

The consolidated financial statements and related financial statement schedule of Green Plains Renewable Energy, Inc. and subsidiaries as of December 31, 2009 and for the year ended December 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 included in our Annual Report on Form 10-K for the year ended December 31, 2009, have been incorporated by reference herein and in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The report of KPMG LLP on the 2009 consolidated financial statements and related financial statement schedule contains an explanatory paragraph that refers to the Company’s adoption in 2009 of Financial Accounting Standards Board (FASB) Interpretation No. 141(R), Business Combinations, included in ASC Topic 805, Business Combinations and Statement of Financial Accounting Standards (SFAS) No. 160, Noncontrolling Interest in Consolidated Financial Statements, included in ASC Topic 810, Consolidation.

L.L. Bradford & Company, LLC, an independent registered public accounting firm, audited our consolidated financial statements as of December 31, 2008 and for the nine-month transition period ended December 31, 2008 included in our Annual Report on Form 10-K for the year ended December 31, 2009, as set forth in their report thereon dated March 26, 2009 included therein and incorporated herein by reference, and in reliance upon the authority of said firm as experts in accounting and auditing.

The consolidated statements of operations, shareholders’ equity and comprehensive income, and cash flows of VBV, LLC and subsidiaries (predecessor of Green Plains Renewable Energy, Inc.) for the year ended March 31, 2008 included in our Annual Report on Form 10-K for the year ended December 31, 2009, have been incorporated by reference herein and in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The report of KPMG LLP on the March 31, 2008 consolidated financial statements of VBV, LLC and subsidiaries contains an explanatory paragraph that refers to the Company’s adoption in 2009 of Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards (SFAS) No. 160, Noncontrolling Interest in Consolidated Financial Statements, included in ASC Topic 810, Consolidation.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at Station Place, 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-732-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov, and on our website at www.gpreinc.com. The information contained on our website is not included or incorporated by reference into this prospectus.

This prospectus is only part of a Registration Statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933, as amended, and therefore omits certain information contained in the Registration Statement. We have also filed exhibits and schedules with the Registration Statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may:

•	inspect a copy of the Registration Statement, including the exhibits and schedules, without charge at the public reference room;

•	obtain a copy from the SEC upon payment of the fees prescribed by the SEC; or

•	obtain a copy from the SEC’s website or our website.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The documents we are incorporating by reference and their respective dates of filing are:

•	Our Annual Report on Form 10-K, filed on February 24, 2010.

•	Our amended Annual Report on Form 10-K/A, filed on February 25, 2010.

•	Our Definitive Proxy Statement on Schedule 14A, filed on April 8, 2010 (but only portions thereof incorporated by reference into our amended Annual Report on Form 10-K/A, filed on February 25, 2010).

•	Our Quarterly Report on Form 10-Q, filed on May 3, 2010, for the quarter ended March 31, 2010.

•	Our Quarterly Report on Form 10-Q, filed on August 3, 2010, for the quarter ended June 30, 2010.

•	Our Current Report on Form 8-K, filed on January 6, 2010.

•	Our Current Report on Form 8-K, filed on January 27, 2010.

•	Our Current Report on Form 8-K, filed on March 5, 2010.

•	Our amended Current Report on Form 8-K/A, filed on March 5, 2010.

•	Our Current Report on Form 8-K, filed on April 22, 2010.

•	Our Current Report on Form 8-K, filed on May 6, 2010.

•	Our Current Report on Form 8-K, filed on June 3, 2010.

•	Our Current Report on Form 8-K, filed on June 9, 2010.

•

The description of the registrant’s common stock set forth in the registrant’s registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on December 16, 2005, including any amendment or report filed with the Commission for the purpose of updating this description.

You may request, orally or in writing, a copy of these filings, which will be provided to you at no cost, by contacting our investor relations department at our principal executive offices, which are located at 9420 Underwood Ave., Suite 100, Omaha, Nebraska 68114, Attention: Investor Relations (or telephone: (402) 884-8700).

To the extent that any statements contained in a document incorporated by reference are modified or superseded by any statements contained in this prospectus, such statements shall not be deemed incorporated in this prospectus except as so modified or superseded.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of this offering are incorporated by reference and become a part of this prospectus from the date such documents are filed. Any statement contained in this prospectus or in a document incorporated by reference is modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequent filed document modifies or supersedes such statement.

3,000,000 Shares

GREEN PLAINS RENEWABLE ENERGY, INC.

Common Stock

PROSPECTUS SUPPLEMENT

Sole Bookrunning Manager

Jefferies

                    , 2012